UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NATIONAL BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 22, 2023

Dear Fellow Shareholder:

We invite you to join us for the Annual Meeting of Shareholders of National Bankshares, Inc. (the “Company”) on Tuesday, May 9, 2023, at 3:00 p.m., Eastern Time. The Annual Meeting will be held at The Inn at Virginia Tech at 901 Prices Fork Road in Blacksburg, Virginia.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We will be voting to elect four directors, approve the National Bankshares, Inc. 2023 Stock Incentive Plan, approve on an advisory basis our named executive officer compensation, approve on an advisory basis the frequency of future votes on executive compensation, and ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent auditors for 2023. We also will report on the operations of the Company.

Your vote is particularly important this year. As you may be aware, Driver Management Company LLC (“Driver”) has notified the Company that Driver has nominated a slate of two nominees to stand for election as directors at the Annual Meeting in opposition to certain of the nominees recommended by our Board of Directors. You may receive a proxy statement, gold proxy card, and other solicitation materials from Driver; however, since Driver has the option to choose which of our shareholders will receive their proxy solicitation materials, we cannot be certain whether you will receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, Driver or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Driver, or any other statements that Driver may otherwise make.

Our Board of Directors does NOT endorse any of Driver’s nominees and unanimously recommends that you vote “FOR” each of the four highly qualified nominees proposed by our Board of Directors on the enclosed WHITE proxy card. The Company’s Board of Directors strongly urges you NOT to sign or return any gold proxy card sent to you by Driver. If you have previously submitted a gold proxy card sent to you by Driver, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting at any time before it is exercised by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Even if you would like to elect some or all of Driver’s nominees, we strongly recommend you use the Company’s WHITE proxy card to do so.

We strongly encourage you to read the accompanying proxy statement carefully and to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. For your convenience, you may vote your shares by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. It is important that your shares be represented at the meeting, regardless of the number of shares you hold.

Thank you for your interest and investment in National Bankshares, Inc.

Sincerely,

F. Brad Denardo
Chairman, President and
Chief Executive Officer

If you have any questions or need assistance voting your proxy, please contact Georgeson LLC,

our proxy solicitor assisting us in connection with the Annual Meeting.

1290 Avenue of the Americas, 9th Floor

New York, New York 10104

Toll free (800) 561-3991

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 9, 2023

To the Shareholders of National Bankshares, Inc.:

Notice is hereby given that the 2023 Annual Meeting of Shareholders of National Bankshares, Inc. (the “Company”) will be held as follows:

Date:	Tuesday, May 9, 2023

Time:	3:00 p.m., Eastern Time

Location:	The Inn at Virginia Tech 901 Prices Fork Road Blacksburg, Virginia 24061

The meeting is for the purpose of considering and acting upon the following items of business:

1.	Election of Four Class 3 Directors: To elect four Class 3 Directors to serve a term of three years each until the 2026 Annual Meeting.

2.	2023 Stock Incentive Plan: To approve the National Bankshares, Inc. 2023 Stock Incentive Plan.

3.	Advisory (Non-Binding) Vote to Approve Executive Compensation: To vote on a resolution to approve the compensation of the named executive officers disclosed in the accompanying proxy statement.

4.

Advisory (Non-Binding) Vote on the Frequency of Future Shareholder Votes to Approve Executive Compensation: To determine whether future shareholder votes to approve the compensation of the named executive officers should occur every one, two, or three years.

5.

Ratification of Appointment of Independent Registered Public Accounting Firm: To vote on a proposal to ratify the Board of Directors’ appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

6.

Other Business: To consider and act on any other matters that may properly come before the Annual Meeting or any adjournment. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Only shareholders of record at the close of business on March 8, 2023 are entitled to receive notice of and to vote at the meeting, or at any adjournments of the meeting.

Your Board of Directors believes that it has the best mix of skills to lead your company forward as it is an experienced group of nominees with strong credentials, community engagement and relevant industry expertise, who will work together constructively to execute the Company’s strategic plan for delivering shareholder value. Your Board of Directors is pleased to nominate for election as directors the four persons named in Proposal 1 in the accompanying proxy statement and identified as the Company’s nominees on the enclosed WHITE proxy card.

We have received notice from Driver Management Company LLC (“Driver”) that it has nominated a slate of two nominees to stand for election as directors at the Annual Meeting in opposition to certain of the nominees recommended by our Board of Directors. Our Board of Directors does NOT endorse the election of any of the Driver nominees for director and recommends that you vote “FOR” each of the Company’s four highly qualified director nominees. You may receive proxy solicitation materials from Driver or other persons or entities affiliated with Driver, including an opposition proxy statement and gold proxy card. Our Board of Directors urges you to disregard such materials. We are not responsible for the accuracy of any information provided by or relating to Driver or its nominees contained in solicitation materials filed or disseminated by or on behalf of Driver or any other statements Driver may otherwise make. Driver chooses which of the Company’s shareholders will receive its proxy solicitation materials. Therefore, you may or may not receive those materials depending on what Driver decides.

i

Even if you have previously signed a gold proxy card sent to you by or on behalf of Driver, you have the right to change your vote by following the instructions on the enclosed WHITE proxy card to vote via the Internet or by marking, signing, dating and returning the enclosed WHITE proxy card by mail in the postage-paid envelope provided. Only the latest-dated, properly executed proxy you submit will be counted. We urge you to disregard any gold proxy card sent by or on behalf of Driver or any person other than the Company. Voting to “WITHHOLD” your vote with respect to the nominees on any gold proxy card that is circulated by or on behalf of Driver is not the same as voting for the Company’s director nominees, because a vote to “WITHHOLD” with respect to any of the nominees on a gold proxy card will revoke any previous proxy submitted by you on the WHITE proxy card. Your vote is very important.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE COMPANY’S FOUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD, AND URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD SENT TO YOU BY OR ON BEHALF OF DRIVER.

If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Because we anticipate that this will be a contested election, we expect that such brokers, banks or other nominees will not be able to vote your shares, without your voting instructions, on any of the proposals on the agenda for the Annual Meeting. As a result, your shares will not be voted without your specific voting instructions. We encourage you to instruct your broker, bank or other nominee to vote your shares by following the instructions on the enclosed WHITE proxy card.

If you have any questions regarding this information or the proxy materials, please contact Georgeson LLC, our proxy solicitor, at (800) 561-3991.

Whether you plan to be present at the Annual Meeting or not, you are requested to promptly submit your proxy to ensure that your shares will be represented by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS
Lara E. Ramsey
Corporate Secretary

Blacksburg, Virginia

March 22, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2023

We will send this notice, the accompanying proxy statement, the form of WHITE proxy card and our annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2022, beginning on or about March 24, 2023 to shareholders of record as of March 8, 2023, the record date for the Annual Meeting. This notice, the proxy statement, the form of WHITE proxy card and the annual report are also available free of charge at www.nationalbankshares.com. You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov.

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PROXY STATEMENT

OF

NATIONAL BANKSHARES, INC.

101 Hubbard Street

Blacksburg, Virginia 24060

540-951-6300

www.nationalbankshares.com

ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MAY 9, 2023

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of National Bankshares, Inc. (the “Board”) to be used at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 3:00 p.m., Eastern Time, on Tuesday, May 9, 2023, and at any adjournments of the meeting. The approximate mailing date of this proxy statement, the notice of annual meeting and the accompanying proxy is March 24, 2023. In this proxy statement, references to the “Company,” “we,” “us,” or “our” refer to National Bankshares, Inc. and references to the “Bank” refer to The National Bank of Blacksburg, the Company’s wholly-owned community bank subsidiary.

Note that references to the Company’s website herein do not incorporate by reference the information contained on the website and such information should not be considered a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed WHITE proxy card because the Board is soliciting your proxy to vote at the Annual Meeting to be held at 3:00 p.m., Eastern Time, on Tuesday, May 9, 2023, at The Inn at Virginia Tech at 901 Prices Fork Road in Blacksburg, Virginia.

Whether or not you attend the meeting, we urge you to mark, sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided or follow the instructions on your WHITE proxy card to vote via the Internet.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following proposals:

1.	to elect four Class 3 Directors to serve a term of three years each until the 2026 Annual Meeting;

2.	to approve the National Bankshares, Inc. 2023 Stock Incentive Plan;

3.	to approve a resolution approving the compensation of the named executive officers disclosed in this proxy statement;

4.	to determine whether future shareholder votes to approve the compensation of the named executive officers should occur every one, two, or three years;

5.	to ratify the Board’s appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

6.	to consider and act on any other matters that may properly come before the Annual Meeting or any adjournment.

The Board is not aware of any other business to come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Shareholders of record at the close of business on March 8, 2023, the record date, will be entitled to receive notice of and to vote at the meeting or any adjournment of the Annual Meeting. As of the record date, there were 5,889,687 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

How do I vote my shares?

Your vote is important. Whether you hold shares directly as a shareholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee.

If you are a shareholder whose shares are registered in your name, the Board encourages you to follow the instructions on your WHITE proxy card to vote your shares by one of the following methods:

•	By Internet, by going to the web address indicated on the enclosed WHITE proxy card and following the instructions listed thereon.

•	By mail, by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. If you vote via the Internet, please do not mail your proxy card.

•	In person, by attending the Annual Meeting and casting your vote in person.

If your shares are held in “street name” through a brokerage firm, bank or other nominee, as the beneficial owner of those shares you have the right to direct your broker, bank or other nominee how to vote the shares in your account. Please follow the instructions from your broker, bank or other nominee included on the WHITE Voting Instruction Form accompanying these proxy materials to instruct your broker, bank or other nominee how to vote your shares so that your vote can be counted. The WHITE Voting Instruction Form provided by your broker, bank or other nominee may also include information about how to submit your voting instructions over the Internet, if such option is available. “Street name” shareholders who wish to vote in person at the Annual Meeting will need to obtain a legal proxy from the entity that holds the shares.

The deadline for voting via the Internet is 11:59 p.m., Eastern Time, on May 8, 2023. Please see your proxy card or the information your broker, bank or other holder of record provided to you for more information on your options for voting.

Has the Company been notified that a shareholder intends to propose alternative director nominees at the Annual Meeting?

Yes. Driver Management Company LLC (“Driver”) has announced that it has nominated a slate of two nominees for election to the Board of Directors at the Annual Meeting in opposition to certain of the nominees recommended by the Board of Directors. The Board does NOT endorse any Driver nominee and unanimously recommends that you vote “FOR” the election of each of the four nominees recommended by the Board.

Each of the Company and Driver will use its own version of a universal proxy card containing the names of both the Company’s and Driver’s nominees. The Board urges you to vote “FOR” the election of each of the four nominees recommended by the Board using our enclosed universal WHITE proxy card and NOT to sign or return or vote using any universal gold proxy card sent to you by Driver. If you have already voted using the gold card sent to you by Driver, you have every right to change your vote and we strongly urge you to revoke that proxy by voting in favor of ONLY the Board’s nominees (Charles E. Green, III, Mildred R. Johnson, William A. Peery and James C. Thompson) by marking, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Only the latest validly executed proxy that you submit will be counted – any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Many of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. If you receive more than one WHITE proxy card, your shares are registered in more than one name or are registered in different accounts. Please mark, sign, date and return or otherwise submit your proxy with respect to each WHITE proxy card to ensure that all of your shares are voted.

Additionally, Driver has nominated two individuals for election as directors at the Annual Meeting. If Driver proceeds with its nominations, you may receive proxy solicitation materials from Driver, including an opposition proxy statement and a gold proxy card. Because Driver may choose to send its proxy solicitation materials to only a portion of our shareholders, you may or may not receive those materials depending on what Driver decides.

In the event you do receive materials from Driver, the Board of Directors unanimously recommends that you disregard and do NOT return any gold proxy card you receive from Driver.

Voting to “WITHHOLD” with respect to any Driver nominee on a gold proxy card sent to you by Driver is NOT the same as voting for the Board of Directors’ nominees because a vote to “WITHHOLD” with respect to any Driver nominee on its gold proxy card will revoke any proxy you previously submitted. For example, this means that if you have submitted a validly executed proxy voting FOR the nominees recommended by the Board but later submit a validly executed proxy withholding your votes from the Driver nominees, your prior vote in favor of the nominees recommended by the Board will not be counted.

If you have already voted using Driver’s gold proxy card, you have every right to change your vote and revoke your prior proxy before it is exercised by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Only the latest dated proxy you submit will be counted. If you have any question or need assistance voting, please call Georgeson LLC, our proxy solicitor, at (800) 561-3991.

How will my shares be voted?

The Board encourages shareholders to vote by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. The named proxies will vote your shares as you direct.

For Proposal 1 (election of directors), you may:

•	Vote FOR up to four of the nominees for director; or

•	WITHHOLD your vote from up to four nominees for director.

If you vote for more than four nominees for director, your vote on Proposal 1 will be invalid and will not be counted. To the extent a registered shareholder votes “FOR” with respect to at least one but fewer than four nominees on Proposal 1, his or her shares will only be voted “FOR” those nominees he or she has marked. Any remaining votes on Proposal 1 will not be voted and will have the same effect as a vote to “WITHHOLD” for all other nominees. However, if he or she does not specify how to vote any shares (i.e., he or she does not mark a vote “FOR” or to “WITHHOLD” with respect to any nominees), the proxies will vote their shares “FOR” the Board’s four nominees for director, in accordance with the Board’s recommendations.

For Proposal 2 (approval of the National Bankshares, Inc. 2023 Stock Incentive Plan), Proposal 3 (advisory vote to approve executive compensation) and Proposal 5 (ratification of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm), you may:

•	Vote FOR the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

For Proposal 4 (advisory vote on the frequency of future shareholder votes to approve executive compensation), you may:

•	Vote for your selection of 1 YEAR, 2 YEARS or 3 YEARS; or

•	ABSTAIN from voting on the proposal.

How does the Board recommend that I vote?

The Board recommends that you use the enclosed WHITE proxy card to vote as follows:

•	FOR the four nominees for director recommended by the Board in this proxy statement under Proposal 1—Election of Directors;

•	FOR Proposal 2—Approval of National Bankshares, Inc. 2023 Stock Incentive Plan;

•	FOR Proposal 3—Advisory (Non-Binding) Vote to Approve Executive Compensation;

•	FOR “1 YEAR” relating to Proposal 4—Advisory (Non-Binding) Vote on the Frequency of Future Shareholder Votes to Approve Executive Compensation; and

•	FOR Proposal 5— Ratification of Yount, Hyde & Barbour, P.C. as the Company’s Independent Registered Public Accounting Firm for 2023.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY GOLD PROXY CARD THAT MAY BE SENT TO YOU BY DRIVER, EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED. IF YOU HAVE PREVIOUSLY SUBMITTED A VOTE USING THE GOLD PROXY CARD SENT TO YOU BY DRIVER, YOU CAN REVOKE IT BY USING THE ENCLOSED WHITE PROXY CARD TO VOTE “FOR” OUR BOARD’S NOMINEES, FOR “1 YEAR” ON PROPOSAL 4, AND “FOR” ALL OTHER PROPOSALS RECOMMENDED BY OUR BOARD.

How can I revoke or change my vote?

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is exercised by one of the following methods:

•

Submitting another proper proxy with a more recent date than that of the proxy first given by marking, signing, dating and mailing a proxy card or following the instructions on your proxy card to vote via the Internet;

•	Sending timely written notice of revocation to our Corporate Secretary; or

•	Attending the Annual Meeting and voting in person.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

If you have previously signed a gold proxy card sent to you by Driver, you may change your vote and revoke your prior proxy marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Submitting a gold proxy card—even if you vote to “WITHHOLD” with respect to the Driver nominees—will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard and NOT return any gold proxy card that you may receive from Driver, even as a protest vote against Driver.

Is the Company using a universal proxy card in connection with voting at the Annual Meeting?

Yes. The Securities and Exchange Commission (“SEC”) has adopted new rules requiring the use of a universal proxy card in contested director elections that are applicable to the Annual Meeting. Each of the Company and Driver will use its own version of a universal proxy card containing the names of both the Company’s and Driver’s nominees. The Company is using the enclosed WHITE universal proxy card. Our Board unanimously recommends using the enclosed WHITE universal proxy card and voting “FOR” all of the nominees proposed by the Board and disregarding any gold proxy card that may be sent to you by Driver.

What happens if I return a WHITE proxy card but give voting instructions for more than four candidates?

An “overvote” occurs when a shareholder submits more votes for director nominees than there are Board of Director seats up for election.

To the extent an overvote (i.e., voting “FOR” with respect to more than four nominees on Proposal 1) occurs on a record holder’s WHITE proxy card, all such votes on Proposal 1 regarding nominees will be invalid and will not be counted.

What happens if I return a WHITE proxy card but give voting instructions for less than four candidates?

An “undervote” occurs when a shareholder submits less votes “FOR” director nominees than there are Board of Director seats up for election.

To the extent a registered shareholder votes “FOR” or to “WITHHOLD” with respect to at least one but fewer than four nominees on Proposal 1, his or her shares will only be voted “FOR” those nominees he or she has marked. Any remaining votes on Proposal 1 will not be voted and will have the same effect as a vote to “WITHHOLD” for all other nominees.

However, if you send in your WHITE proxy card or vote via the Internet as instructed on your WHITE proxy card, but do not specify how you want to vote any of your shares (i.e., you do not vote “FOR” or to “WITHHOLD” with respect to any nominees), the proxies will vote their shares “FOR” the Board’s four nominees for director, in accordance with the Board’s recommendations.

What happens if Driver withdraws or abandons its solicitation or fails to comply with the new universal proxy rules, and I already granted proxy authority in favor of Driver?

Shareholders are encouraged to submit their votes on the WHITE proxy card. If Driver withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted WHITE proxy card.

If Driver withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of Driver nominees will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or the Driver gold proxy card.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies on behalf of the Company. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

Driver will bear the entire cost of any proxies that it solicits. In addition, Driver has indicated that, if Driver is successful in its proxy solicitation, Driver intends to seek reimbursement from the Company for the expenses it incurs in connection with its solicitation of proxies for election of its nominees to the Board at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of votes entitled to be cast on matters to be considered at the Annual Meeting are present at the Annual Meeting or represented by proxy. If a share is represented for any purpose at the Annual Meeting, it will be considered present for purposes of establishing a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum.

A “broker non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules. Because we anticipate this will be a contested election, the applicable rules do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, we do not expect there to be any broker non-votes at the Annual Meeting.

What vote is required for each proposal to be approved?

Assuming a quorum is present at the Annual Meeting, the following table summarizes the vote threshold required for approval of each proposal and the effect of abstentions on the outcome of the vote.

Proposal	Voting Options	Vote Required for Approval	Effect of Abstentions	Board’s Voting Recommendation
1. Election of directors	“FOR” up to four nominees or “WITHHOLD”	Plurality of the votes cast	No effect	FOR the election of each of the Board of Directors’ nominees

2. Approval of the National Bankshares, Inc. 2023 Stock Incentive Plan	“FOR” or “AGAINST” or “ABSTAIN”	Majority of shares represented in person or by proxy and entitled to vote	Counted as votes “against”	FOR

3. Advisory (non-binding) vote to approve executive compensation	“FOR” or “AGAINST” or “ABSTAIN”	Majority of shares represented in person or by proxy and entitled to vote	Counted as votes “against”	FOR
4. Advisory (non-binding) vote on the frequency of future shareholder votes to approve executive compensation	“1 YEAR” or “2 YEARS” or “3 YEARS” or “ABSTAIN”	Plurality of votes cast	No effect	1 YEAR

5. Ratification of the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2023	“FOR” or “AGAINST” or “ABSTAIN”	Majority of shares represented in person or by proxy and entitled to vote	Counted as votes “against”	FOR

If you are the beneficial owner of shares held for you by a broker, bank or other nominee, you must provide your broker, bank or other nominee with instructions as to how to vote such shares in order for your shares to be voted. As summarized under “How many shares must be present to hold the Annual Meeting?” above, we do not expect there to be any broker non-votes at the Annual Meeting. Accordingly, it is very important that you instruct your broker how you wish your shares to be voted on these matters.

What if I hold shares through an account under the National Bankshares, Inc. Employee Stock Ownership Plan?

If you are a participant in the National Bankshares, Inc. Employee Stock Ownership Plan (the “ESOP”), shares allocated to your account under the ESOP can be voted by you by following the instructions on your WHITE proxy card accompanying this proxy statement. If you wish to vote shares allocated to your ESOP account, you may do so in the manner described below.

•	By Internet, by going to the web address indicated on the enclosed WHITE proxy card and following the instructions listed thereon.

•	By mail, by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. If you vote via the Internet, please do not mail your proxy card.

•	In person, by attending the Annual Meeting and casting your vote in person.

The deadline for voting via the Internet is 11:59 p.m., Eastern Time, on May 8, 2023. Please remember that, if you wish to vote shares allocated to your ESOP account, you may do so in the manner described above. Under ESOP plan provisions, the ESOP trustee may not vote shares allocated to your ESOP account under any circumstances.

Although the Company is required to include all nominees for election on its WHITE universal proxy card, for additional information regarding Driver’s nominees and any other related information please refer to Driver’s proxy statement. Even if you would like to elect one or both of Driver’s nominees, we strongly recommend you use the Company’s WHITE proxy card to do so. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (www.sec.gov).

Additional Information Regarding Proposal 1 Voting

Driver has notified the Company that it has nominated a slate of two nominees to stand for election as directors at the Annual Meeting in opposition to two of the four nominees recommended by our Board of Directors. As a result, assuming such Driver nominees are in fact proposed for election at the Annual Meeting and such nominations have not been timely withdrawn by Driver, the election of directors at the Annual Meeting will be considered a contested election. Under the plurality voting standard, you may vote “FOR” or “WITHHOLD” authority to vote for up to four nominees, and the four nominees receiving the greatest number of votes cast “FOR” their election among all shareholders will be elected, regardless of whether they were nominated by your Board or by Driver. Votes to “WITHHOLD” with respect to any nominee are not votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

It will NOT help elect the nominees recommended by your Board if you sign and return gold proxy cards sent by Driver, even if you vote to “WITHHOLD” with respect to Driver’s nominees. In fact, doing so will cancel any previous vote you cast on a WHITE proxy card sent to you by the Company. The only way to support your Board’s nominees is to vote “FOR” all of your Board’s nominees (Charles E. Green, III, Mildred R. Johnson, William A. Peery and James C. Thompson). ONLY THE LATEST-DATED, VALIDLY EXECUTED PROXY RECEIVED WILL BE COUNTED.

Who will count the votes at the Annual Meeting and when will the results be available?

We currently expect that First Coast Results, Inc. will tabulate the votes and be our independent inspector of elections for the Annual Meeting. Because the election of directors will be a contested election, the results of the Annual Meeting will likely not be announced at the meeting. Instead, we expect to report the preliminary voting results of the Annual Meeting within four business days following the Annual Meeting in a Current Report on Form 8-K filed with the SEC. Once First Coast Results, Inc. has certified the final voting results of the Annual Meeting, we will file an amendment to the Current Report on Form 8-K, if necessary, reporting the final voting results.

Whom do I contact if I have questions regarding the Annual Meeting?

If you have any questions regarding this information or the proxy materials, please contact Georgeson LLC, our proxy solicitor, at (800) 561-3991.

Are there any matters to be voted on at the Annual Meeting that are not included in this proxy statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

How will business be conducted at the Annual Meeting?

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our bylaws will be considered. No such nominations or other proposals were received other than the nominations from Driver, and no other nominations for election to our Board may be made by shareholders at the Annual Meeting.

RECENT INITIATIVES TO ALIGN INTERESTS WITH SHAREHOLDERS

Since the Company’s 2022 Annual Meeting of Shareholders, the Board has taken the following steps to try to more closely align the interests of directors and executive officers with the interests of shareholders:

•

Stock Incentive Plan. The Board has adopted, subject to the approval of the Company’s shareholders at the Annual Meeting, the National Bankshares, Inc. 2023 Stock Incentive Plan. If approved by shareholders, the National Bankshares, Inc. 2023 Stock Incentive Plan will authorize the Company to grant stock and stock-based awards to the Company’s directors, executive officers, other employees and consultants. The stock and stock-based awards are expected to be issued in lieu of cash compensation to directly incentivize such persons to create value for our shareholders. The incentive compensation and director compensation changes described below are contingent on shareholder approval of the National Bankshares, Inc. 2023 Stock Incentive Plan at the Annual Meeting.

•

Incentive Compensation Program. With assistance from Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, the Compensation Committee of the Board of Directors and the Board have developed and approved a revised incentive compensation program intended to make equity awards a meaningful component of total compensation for executive officers. Each of the named executive officers will have 80% of their incentive award based on the Company’s achievement of targets for return on average assets (“ROA”) and net income; the remaining 20% will be based on a qualitative individual assessment. The named executive officers will receive 50% of their award payout in cash and 50% in Company common stock in the form of restricted stock units that will vest in equal installments over a three-year period, with the vesting of each installment being contingent on the Company’s ROA being 1.15% or higher for the prior year.

•

Director Equity Compensation. The Compensation Committee and the Board have approved paying a portion of the annual retainer to non-employee directors in Company common stock. Beginning in 2023, non-employee directors will receive an annual retainer of $16,000 in cash and $14,000 worth of Company common stock in the form of time-based restricted common stock that will vest on the one-year anniversary of the grant date.

•

Director Stock Ownership Policy. The Board has adopted a new stock ownership policy for directors that requires minimum equity ownership by each director of $100,000. The requirement will be phased in over a period of three years from the later of the date of adoption or the date a director is first appointed to the Board.

The Board approved these initiatives in response to feedback from proxy advisory firms, including Institutional Shareholder Services Inc. (“ISS”), and from Driver. The Board is committed to thoughtfully considering and implementing suggestions from shareholders and other stakeholders that the Board believes are in the best interests of the Company and its shareholders.

BACKGROUND OF THE SOLICITATION

On October 26, 2022, Driver Opportunity Partners I LP, an affiliated entity of Driver, delivered a letter to F. Brad Denardo, Chairman, President and Chief Executive Officer of the Company, demanding to inspect the Company’s list of shareholders and related materials. The letter was signed by J. Abbott R. Cooper, as managing member of Driver.

On October 27, 2022, Mr. Cooper and Mr. Denardo discussed via telephone Mr. Cooper’s concerns underlying his request. Mr. Cooper conveyed that he would not insist that the Company immediately comply with the demand to inspect the Company’s list of shareholders and related materials.

On November 2, 2022, Driver delivered another letter to Mr. Denardo providing its perspective regarding the Company’s compensation practices, particularly with respect to Mr. Denardo’s compensation. Driver indicated that the Company’s compensation practices did not adequately incentivize management and the Board to produce returns for shareholders.

On November 9, 2022, during a regular meeting of the Board, Mr. Denardo advised the Board of his recent communications with Mr. Cooper.

Also on November 9, 2022, Driver delivered a letter to Mr. Denardo demanding to inspect the Company’s list of shareholders and related materials.

On November 16, 2022, a representative of Williams Mullen, the Company’s legal counsel, delivered a letter to Driver responding to Driver’s November 9, 2022 letter.

On November 17, 2022, the Company and Driver entered into a confidentiality agreement concerning the use of the Company’s list of shareholders.

On November 30, 2022, the Company delivered to Driver a copy of its list of shareholders.

On December 2, 2022, Mr. Cooper sent an email to Mr. Denardo stating that he would like to start reaching out to the Company’s shareholders the following week, but suggested that he have a conversation with Mr. Denardo before doing so.

On December 5, 2022, Mr. Cooper and Mr. Denardo discussed via telephone Mr. Cooper’s concerns with the Company and the Board. Mr. Cooper expressed a desire to be appointed to the Board.

On December 14, 2022, during a regular meeting of the Board, Mr. Denardo updated the Board regarding his recent communications with Mr. Cooper.

On December 14, 2022, the Executive Committee of the Board, which is composed of Mr. Denardo (Chair), Lawrence J. Ball, John E. Dooley and Charles E. Green, III, participated in a conference call with Mr. Cooper to discuss Mr. Cooper’s concerns with the Company and the Board. During the conversation, Mr. Cooper reiterated his desire to be appointed to the Board.

On December 16, 2022, Mr. Cooper sent an email to Mr. Denardo criticizing the Board and Mr. Denardo for the Company’s stock price performance, and indicated that he would be willing to voice his concerns publicly and potentially engage in a proxy fight.

On December 20, 2022, Driver delivered a letter to Mr. Denardo expressing its viewpoints regarding the charter of the Nominating Committee of the Board and questioned whether the committee, when considering potential nominees, should take into consideration an individual’s ability to generate business for the Company and, if so, whether this qualification has been consistently applied by the committee in the past as incumbent directors have been re-nominated.

On December 21, 2022, Mr. Cooper and Mr. Denardo discussed via telephone the December 14, 2022 conference call between Mr. Cooper and the Executive Committee of the Board. Mr. Denardo requested that Mr. Cooper provide a copy of his resume or other information about his skills and experience so that the Nominating Committee and the Board could evaluate his qualifications as a potential member of the Board. Mr. Cooper indicated that he would provide such information.

On December 27, 2022, Mr. Cooper sent an email to Mr. Denardo criticizing Dr. Dooley for the performance of the Virginia Tech endowment fund during the period Dr. Dooley was Chief Executive Officer of Virginia Tech Foundation, Inc.

On January 10, 2023, Driver Opportunity Partners I LP submitted a notice to the Company purportedly nominating two individuals (namely, Mr. Cooper and Nicholas T. Cullen III) as nominees for election to the Board at the Annual Meeting. The notice reserved the right to withdraw any of Driver’s nominees and purported to reserve a right to nominate additional nominees for election at the Annual Meeting.

On January 11, 2023, during a regular meeting of the Board, the Board discussed the January 10, 2023 notice from Driver purporting to nominate Messrs. Cooper and Cullen for election to the Board. The Board determined to schedule a special meeting for the following week to discuss the matter in further detail.

On January 12, 2023, Mr. Cooper and Mr. Denardo discussed via telephone the January 10, 2023 notice from Driver purporting to nominate Messrs. Cooper and Cullen for election to the Board. Mr. Denardo indicated that the Nominating Committee and the Board would review the January 10, 2023 notice and evaluate the qualifications of Messrs. Cooper and Cullen as potential members of the Board.

On January 16, 2023, the Board held a special meeting to discuss Driver’s purported nomination of Messrs. Cooper and Cullen for election to the Board. Representatives of Williams Mullen attended the meeting and led a discussion regarding Driver’s communications, what to expect in a contested election of directors, the known qualifications and experience of the nominees, and related considerations.

On February 3, 2023, Driver filed a preliminary proxy statement with the SEC.

On February 8, 2023, during a regular meeting of the Board, the Board discussed in further detail Driver’s purported nomination of Messrs. Cooper and Cullen for election to the Board. Representatives of Williams Mullen participated in the meeting and advised the Board regarding certain legal issues related to the purported nominations and proxy contests in general. Representatives of Williams Mullen also discussed the potential benefits and risks of various actions the Board could take with respect to Driver and the Annual Meeting, and summarized certain publicly available information about Driver’s prior actions with respect to other community bank holding companies. The Board separately discussed these matters in executive session without representatives of Williams Mullen present.

Also on February 8, 2023, Driver Opportunity Partners I LP delivered a letter to Ms. Ramsey demanding, pursuant to Rule 14a-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that the Company either provide the Company’s list of shareholders or agree to mail soliciting materials on behalf of Driver Opportunity Partners I LP.

On February 14, 2023, a representative of Williams Mullen communicated to Mr. Cooper that the Nominating Committee would like to separately interview Messrs. Cooper and Cullen to further evaluate whether to support their nomination at the Annual Meeting. Mr. Cooper indicated that Mr. Cullen and he would be willing to meet with the Nominating Committee.

Also on February 14, 2023, Williams Mullen, on behalf of the Company, responded to Driver Opportunity Partners I LP’s demand letter pursuant to Rule 14a-7 of the Exchange Act.

On February 21, 2023, Driver delivered a letter to the Nominating Committee stating that Messrs. Cooper and Cullen would be available to be interviewed by the Nominating Committee as requested. The letter also conveyed that Driver was reserving all of its rights with respect to the Annual Meeting, including with regard to seeking the election of its nominees.

On March 1, 2023, the Nominating Committee, which is composed of Mary G. Miller (Chair), Michael E. Dye and Glenn P. Reynolds, interviewed each of Messrs. Cooper and Cullen via videoconference. Mr. Denardo, in his capacity as Chairman of the Board and an ex-officio member of the committee, and Lara E. Ramsey, in her capacity as Corporate Secretary, were also present but left for a portion of the meeting so that Messrs. Cooper and Cullen could speak freely to the Nominating Committee regarding Mr. Denardo, Ms. Ramsey and the other members of the management team. After the interviews concluded, the Nominating Committee, Mr. Denardo and Ms. Ramsey met to discuss the interviews and the qualifications and fit of Messrs. Cooper and Cullen as potential members of the Board. The members of the Nominating Committee also held discussions without Mr. Denardo and Ms. Ramsey present.

On March 8, 2023, the Nominating Committee held a meeting to further discuss Messrs. Cooper and Cullen and their respective qualifications to become members of the Board. In those deliberations, the Nominating Committee considered, among other things, the interviews of March 1, 2023, the criteria set forth in the Nominating Committee’s charter, and the skills, experience and other characteristics that Messrs. Cooper and Cullen may bring to the Board. After thorough discussion, the Nominating Committee determined to recommend that the Board not support the nominations of Messrs. Cooper and Cullen for election to the Board at the Annual Meeting. The Nominating Committee also determined to recommend that the Board affirm the nominations of Charles E. Green, III, Mildred R. Johnson, William A. Peery and James C. Thompson for election to the Board at the Annual Meeting.

Also on March 8, 2023, during a regular meeting of the Board, the Nominating Committee presented its recommendation that the Board affirm the nominations of Messrs. Green, Peery and Thompson, and Ms. Johnson, for election to the Board at the Annual Meeting, and not support the nominations of Messrs. Cooper and Cullen. Members of the Board asked questions of, and received answers from, the Nominating Committee with respect to its process, deliberations and decision, including with respect to information gathered through the March 1, 2023 interviews of Messrs. Cooper and Cullen. The Board of Directors fully discussed the Nominating Committee’s recommendation and the candidacies of Messrs. Cooper, Cullen, Green, Peery and Thompson, and Ms. Johnson. After such discussion, the Board determined to accept the Nominating Committee’s recommendations that the Board affirm the nominations of Messrs. Green, Peery and Thompson, and Ms. Johnson, for election to the Board at the Annual Meeting, and not support the nominations of Messrs. Cooper and Cullen.

On March 10, 2023, Mr. Denardo informed Mr. Cooper via telephone of the Board’s decision not to support the nominations of Messrs. Cooper and Cullen for election to the Board at the Annual Meeting.

Also on March 10, 2023, the Company filed its preliminary proxy statement with the SEC.

On March 24, 2023, the Company filed this definitive proxy statement with the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s articles of incorporation provide that the directors will be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The articles of incorporation also provide that the number of directors shall be set by the bylaws but shall not be less than nine or more than 26. On April 14, 2021, the Board of Directors amended the bylaws to set the number of directors at 11. The current term of office of the Class 3 directors expires at this 2023 Annual Meeting of Shareholders. The terms of Class 1 and Class 2 directors will expire at the 2024 and 2025 Annual Meetings of Shareholders, respectively. In the future, the Board may consider adjustment of the size of each class of directors. All directors of the Company also serve as directors of the Bank.

The Board of Directors has nominated four serving Class 3 directors, Charles E. Green, III, Mildred R. Johnson, William A. Peery and James C. Thompson, each to serve a three-year term to expire at the Annual Meeting of Shareholders in 2026.

Each nominee has consented to be named in this proxy statement and has agreed to serve if elected. At this time, the Board knows of no reason why any nominee might be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL FOUR OF THE NOMINEES SET FORTH BELOW. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED WHITE PROXY CARD TO VOTE FOR THE BOARD’S NOMINEES SET FORTH BELOW IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

On February 3, 2023, Driver filed a preliminary proxy statement with the SEC that includes a proposal for the election of two nominees whom Driver nominated for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election, meaning the four nominees receiving the largest pluralities of votes cast will be elected. The Board does NOT endorse any of Driver’s nominees and unanimously recommends that you disregard any gold proxy card that may be sent to you by Driver. Voting to “WITHHOLD” with respect to any Driver nominee on a gold proxy card sent to you by Driver is NOT the same as voting for the Board of Directors’ nominees because a vote to “WITHHOLD” with respect to any Driver nominee on its gold proxy card will revoke any proxy you previously submitted. If you have already voted using Driver’s gold proxy card, you have the right to change your vote, and we urge you to revoke your prior proxy by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Only the latest dated proxy you submit will be counted. The Company is not responsible for the accuracy of any information provided by, or relating to, Driver or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Driver, or any other statements that Driver may otherwise make.

Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding Driver’s nominees and any other related information please refer to Driver’s proxy statement. Even if you would like to elect one or both of Driver’s nominees, we strongly recommend you use the Company’s WHITE proxy card to do so. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (www.sec.gov).

Class 3 Board Nominees (nominated to serve until the 2026 Annual Meeting):

Charles E. Green, III (Age 72): Mr. Green has served on the Board of Directors since 2011 and currently serves as Vice Chairman and Lead Independent Director. Mr. Green has served as a member of the Board of Directors of the Bank since 2006. He has over 30 years of experience as a community bank director, having served on the Board of Directors of Bank of Tazewell County from 1986 until it merged with the Bank in 2006. Mr. Green retired in 2022 after a 48-year career as a financial advisor with Equitable Advisors, LLC, a financial advisory firm headquartered in Bluefield, Virginia. Mr. Green also previously served as Vice Chairman of the Board of Carilion

Tazewell Community Hospital. He has extensive experience in small business management, as well as insurance and investment matters, all of which benefit the Board and the Company. He was formerly the mayor of Tazewell, Virginia, and currently resides in Bristol, Virginia. Mr. Green possesses in-depth knowledge of the western portion of the Company’s market area and community.

Mildred R. Johnson (Age 68): Ms. Johnson has served on the Board of Directors since 2017 and currently serves on the Risk and Compensation Committees. She joined the Board of Directors of the Bank in 2012 and is currently on its Trust Committee and is Chairperson of its Audit and Compliance Committee. Ms. Johnson’s role as former Associate Vice Provost for Enrollment Management and Director of Admissions at Virginia Tech and Dean of Admissions at Radford University enables her to bring senior executive leadership to the Board. She is a recognized leader in higher education with a career spanning over 45 years. She provided leadership to these large, complex organizations in areas such as operations, marketing and communication, budget and finance, and extensive strategic planning. Ms. Johnson also has served in leadership positions and on academic boards both nationally — as a former elected Trustee with The College Board — and in Virginia, as a past President of the Virginia Association of Collegiate Registrars and Admissions Officers and a member of committees for the Potomac and Chesapeake Association for College Admissions Counseling. She is currently on the LewisGale Hospital Montgomery Board of Trustees where she has served for more than 10 years.

William A. Peery (Age 71): Mr. Peery has served on the Board of Directors since 2005. He is President of Cargo Oil Company, Inc. and COC Transport, Inc, which operate convenience stores and sell and transport petroleum products. The firms are headquartered in Tazewell, Virginia, where Mr. Peery resides. Mr. Perry brings small business management experience, including experience in financial management, to the Board. The Company considers small businesses to be a key component of its customer market. Mr. Peery is former Chairman of the Board of Trustees of Main St. United Methodist Church, and has served on numerous committees. He has also served on the Tazewell County Real Estate Equalization Board and the Virginia Lottery Retail Advisory Board.

James C. Thompson (Age 66): Mr. Thompson has served on the Board of Directors since 2017. He joined the Board of Directors of the Bank in 2006 with the merger of the Bank and Bank of Tazewell County. Prior to the merger, Mr. Thompson served on the Bank of Tazewell County Board of Directors since 2005. He serves as Director of Strategic Initiatives for Thompson & Litton, Inc., an engineering, architecture and construction business in seven Mid-Atlantic states. Mr. Thompson has served on the Board of Directors of Thompson & Litton, Inc. for 36 years, as Chairman for 14 years, and has been employed by the firm full-time since 1981. He brings extensive experience in executive management, finance and strategic planning to the Board. Mr. Thompson serves as Chairman of the Board of Carilion Tazewell Community Hospital, and on the Carilion Clinic Board of Directors in Roanoke, Virginia, and the Tazewell Community Foundation Board of Directors.

Class 1 Directors (Serving until the 2024 Annual Meeting):

Lawrence J. Ball (Age 68): Mr. Ball has served on the Board of Directors since 2006. He is retired President of Moog Components Group, a part of Moog, Inc., which is an international corporation. Prior to being named President, Mr. Ball was the Vice President and General Manager of Moog Components Group. Moog Components Group is headquartered in Blacksburg, Virginia and designs and manufactures products in motion control, electronics and fiber optics. Mr. Ball has extensive experience in management, financial reporting and acquisition strategies. Mr. Ball’s experience as a senior manager and corporate officer with a large corporation is considered valuable in adding to the Board of Directors’ understanding of larger business operations. Mr. Ball also has extensive local connections having served on various local boards including the Montgomery County Chamber of Commerce, the Montgomery Lewis Gale Hospital, the Blacksburg Partnership and the Blacksburg Country Club.

Michael E. Dye (Age 68): Mr. Dye has served on the Board of Directors since 2017. He became a member of the Board of Directors of the Bank in 2006 with the merger of the Bank and the Bank of Tazewell County. Prior to the merger, he had served on the Bank of Tazewell County Board of Directors since 2005. Mr. Dye is a Pharmacist and owner of New Graham Pharmacy (since 1979), Cornerstone Gifts and New Graham Knives, all located in Bluefield, Virginia. He possesses an extensive knowledge of the business activity and community life in the Company’s important Bluefield market area. Mr. Dye is past president of the Bluefield, Virginia Downtown Development Corporation and is a member of the Bluefield, Virginia Business and Professional Association and the Bluefield Chamber of Commerce. He serves as a Clinical Instructor for Virginia Commonwealth University/Medical College of Virginia School of Pharmacy, Marshall University School of Pharmacy and Campbell University School of Pharmacy.

Mary G. Miller (Age 72): Dr. Miller has served on the Board of Directors since 2003. For 30 years, she owned and operated Interactive Design & Development, Inc. (“IDD”), a custom software development company. After selling IDD in 2016, Dr. Miller has served as Director of the Regional Acceleration and Mentoring Program (“RAMP”), which provides programs for technology businesses in the Roanoke-Blacksburg-Lynchburg, Virginia region. In her role at RAMP, she is building a mentor network in the region, conducting business development clinics and directing a residential program for promising technology companies. Dr. Miller brings in-depth knowledge of the region’s developing technology sector and technology issues to her service on the Board.

Glenn P. Reynolds (Age 70): Mr. Reynolds has served on the Board of Directors since 2006. He is the founder and President of Reynolds Architects Incorporated, a regional architecture firm located in Blacksburg, Virginia. Mr. Reynolds’ familiarity with the area’s construction and development projects and his experience with regional construction firms are useful to the Board. In addition, Mr. Reynolds has business management experience and a network of contacts in the area business and academic communities. Mr. Reynolds has served on local, regional and state boards of the America Institute of Architects (“AIA”) and national AIA committees. He has served as President of the Virginia Tech Athletic Association (Hokie Club). Mr. Reynolds’ has also served on boards for the HopeTree Family Services (Virginia Baptist Children’s Home), Virginia Tech Alumni Association, Virginia Tech Foundation, Montgomery County Planning Commission (Chairman), Montgomery County Chamber of Commerce and Blacksburg Country Club.

Class 2 Directors (Serving until the 2025 Annual Meeting):

F. Brad Denardo (Age 70): Mr. Denardo has served on the Board of Directors since 2017. He joined the Bank as a Vice President in 1983 and was promoted to Executive Vice President of Loans in 1989. In 2002, he was named Executive Vice President and Chief Operating Officer of the Bank and was also elected to the Bank Board of Directors. He was named President and Chief Executive Officer of the Bank in May 2014 and named Chairman, President and Chief Executive Officer of the Bank in September 2017. He was Treasurer of National Bankshares Financial Services, Inc. (“NBFS”) from 2001 until 2017. He currently serves as Chairman, President and Chief Executive Officer of NBFS and has served as a director since 2001. He served as Executive Vice President of the Company from 2008 until August 31, 2017. Mr. Denardo was named President and Chief Executive Officer of the Company on September 1, 2017 and named Chairman, President and Chief Executive Officer of the Company on May 15, 2019. In addition to Mr. Denardo’s considerable banking experience, his community and professional involvement bring a valuable perspective to the Board. Mr. Denardo is a director of the Montgomery-Blacksburg-Christiansburg Development Corporation, the Community Foundation of the New River Valley, the Blacksburg Partnership and Bankers Insurance, LLC.

John E. Dooley (Age 68): Dr. Dooley has served on the Board of Directors since 2012. Before retiring as Chief Executive Officer and Secretary-Treasurer of the Virginia Tech Foundation, Inc. in 2021, he oversaw the management of Virginia Tech’s private assets in excess of $2.5 billion in support of university programs and initiatives. Prior to becoming Chief Executive Officer of the Virginia Tech Foundation in July 2012, Dr. Dooley served in various administrative leadership roles over 30 years with Virginia Tech, including Vice President for Outreach and International Affairs. He serves on the boards of several community and state organizations, including the Go Virginia Region 2 Council, and currently chairs the Roanoke-Blacksburg Business Council. He brings extensive financial knowledge and management capabilities to the Board as well as a significant network of contacts in the regional business and academic communities.

Norman V. Fitzwater, III (Age 72): Mr. Fitzwater has served on the Board of Directors since 2017. He retired in 2019 as President and owner of Fitzwater, Inc. d/b/a A Cleaner World Dry Cleaners, a business serving Blacksburg and Virginia Tech for over 28 years. Prior to opening A Cleaner World in Blacksburg in 1992, he was Vice President of Shenandoah Furniture, a custom furniture upholstery company based in Martinsville, Virginia, and, prior to that, a Vice President of Perfection Furniture, a custom furniture upholstery company based in Claremont and Hickory, North Carolina. Mr. Fitzwater joined the Bank Board of Directors in 2013 and contributes extensive small business experience to the Board. He has been President of the Blacksburg Hokie Club since 1995, and responsible for leading that organization’s raising over $900,000 that has been used for Virginia Tech athletic scholarships and athletic facilities improvements. He is a member of the Blacksburg Partnership, an organization helping to bring business opportunities to the Blacksburg area. In 2020, Mr. Fitzwater received the Lifetime Hall of Fame Achievement Award from the Montgomery County Chamber of Commerce.

All information is provided as of March 8, 2023, and employment information is provided for at least the past five years. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer. No director or nominee currently serves or has served within the past five years, as a director of any company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940.

Mr. Denardo currently serves as a director of both of the Company’s wholly-owned subsidiaries, the Bank and NBFS. Except for Mr. Denardo, no other director has been employed by a subsidiary affiliate of the Company during the last five years. Each director and nominee above, except for Mr. Denardo, has been determined to be independent by the Board of Directors using the definition of “independent director” that is used for determining compliance with the applicable listing standards for The Nasdaq Stock Market (“Nasdaq”), the national securities exchange on which the Company’s common stock is listed. (See also “Corporate Governance Matters-Director Independence; Certain Relationships and Related Transactions.”)

CORPORATE GOVERNANCE MATTERS

Environmental, Social and Governance (ESG)

We realize that the Company’s long term success includes integrating these three important factors into our business practices.

Environment

We consider the environmental impact of our activities and because of this we have taken several steps to limit negative impacts to the environment. We are converting to LED lights and energy efficient HVAC units as needed. Our shred waste is 100% recycled. In considering our role in promoting sustainability we offer our customers many ways to use technology that reduces our carbon footprint including, but not limited to, online banking, bill pay, mobile banking, imaging systems, digital document delivery and electronic signatures. Employees are now able to attend meetings online rather than in person.

Social

We demonstrate a commitment to our employees through:

•	Offering employees paid time off for holiday, vacation and sick leave to have a healthy work-life balance.

•

Delivering a benefits package that includes medical, dental, vision, life and long-term disability insurance as well as three retirement plans (pension, employee stock ownership plan and 401(k)). The ESOP allows employees to be an owner in our company. The medical plan includes an Employee Assistance Program.

•	Paying for career training such as banking schools and other work related training, seminars and webinars.

We demonstrate a commitment to our community through:

•	Small business lending.

•	Donating to local non-profit institutions. In 2022, approximately $218,000 was donated.

•	Giving our employees community leave days that allow them to give back to our communities while receiving paid time off.

•	Thousands of volunteer hours have been contributed from our employees, including board memberships of local non-profit institutions.

•	Participating in community events such as chamber functions and new business ribbon cuttings.

Corporate Governance

Our directors are committed to having strong governance structures and processes. Having transparent and accountable measures helps us to manage our business and maintain our integrity. Ten of our 11 Board members are independent, including each member of our Audit, Compensation and Nominating Committees.

Board Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee and shareholders’ meetings. The Company’s Board of Directors meets monthly. In 2022, there were 12 regular Board meetings. During 2022, all incumbent directors attended 75% or more of the total number of meetings of the Board of Directors of the Company and of the Board committees on which he or she served. Mr. Peery attended less than 75% of the total number of meetings of the Board of Directors of the Company and of the Board committees on which he served during 2021 due to a health issue. Ten directors attended the Company’s 2022 Annual Meeting of Shareholders. The Board does not have a formal policy regarding directors’ attendance at the Annual Meeting of Shareholders.

Board Leadership Structure

In recent years, the Company has chosen to combine the position of chairman of the board and principal executive officer. Mr. Denardo, who has served as the Company’s President and Chief Executive Officer since September 1, 2017, was elected as the Chairman of the Board of Directors in May 2019. He previously served as the Company’s Executive Vice President from 2008 until August 31, 2017 and has served as President and Chief Executive Officer of the Bank since May 2014. Mr. Denardo has spent his long and distinguished career in banking and has held leadership positions in both state and national banking trade organizations. The Board of Directors determined that Mr. Denardo’s knowledge of the Bank and the banking industry, combined with his Board experience, make him the logical and natural choice to serve as Chairman of the Board of the Company. We believe the Board also benefits from the continuity that Mr. Denardo provides in chairing the Board.

The Board of Directors believes that at times it is important for the independent directors to deliberate and act without having Company management present. To ensure that it has experienced leadership in these situations, the Board annually elects a Vice Chairman/Lead Director, who has the responsibility of chairing meetings when the Chairman is absent or when the Board wishes to meet without any representative of management being present. Mr. Green has served as Vice Chairman/Lead Director since May 2019. We believe this structure provides the Board with independent leadership and oversight of the Board and the Company.

Board Committees

The Company’s Board has standing Executive, Audit, Compensation, Nominating and Risk Committees. The purpose of these committees is outlined below.

The Executive Committee did not meet in 2022. Mr. Denardo (Chair), Mr. Ball, Dr. Dooley and Mr. Green serve on the committee. The committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters to be performed by committees comprised of independent directors or matters reserved to the Board by law. Mr. Denardo serves as Chairman of the Executive Committee because of his significant experience and positions held with the Company. Given his past experience with the Company’s management responsibilities, he is able to identify issues that require either the involvement of the Executive Committee or the full Board during interim periods between regularly scheduled Board meetings.

The Audit Committee met four times in 2022. Mr. Ball (Chair), Dr. Dooley, Mr. Fitzwater, Mr. Green and Mr. Thompson serve on the committee. All members of this committee are considered independent within the meaning of SEC regulations and the listing standards of Nasdaq. The committee reviews significant audit, accounting and financial reporting principles, policies and practices; is directly responsible for engaging and monitoring the independent auditors of the Company; and provides oversight of the financial reporting and internal auditing functions. A more detailed description of the functions of this committee is contained under the heading “Audit Committee Report.” Mr. Ball is qualified as our audit committee financial expert within the meaning of SEC regulations, and the Board has determined that he has the accounting and related financial management expertise within the meaning of the listing standards of Nasdaq.

The Compensation Committee met two times in 2022. Mr. Green (Chair), Mr. Ball, Dr. Dooley, Ms. Johnson, Mr. Reynolds and Mr. Thompson serve on the committee. This committee is responsible for establishing and approving the compensation of executive officers of the Company. Reference is made to the “Executive Compensation” section of this proxy statement for further information on the duties and responsibilities of this committee. All members of this committee are considered independent within the meaning of SEC regulations and the listing standards of Nasdaq.

The Nominating Committee met one time in 2022. Dr. Miller (Chair), Mr. Dye, and Mr. Reynolds serve on the committee. The committee is responsible for developing and reviewing background information on candidates for the Board and making recommendations to the Board regarding such candidates. All the members of this committee are considered independent within the meaning of SEC regulations and the listing standards of Nasdaq. See “Director Nominations Process” below for additional information.

The Risk Committee met three times in 2022. Dr. Miller (Chair), Mr. Denardo, Mr. Fitzwater, Ms. Johnson, Mr. Peery and Mr. Reynolds serve on the committee. The committee is responsible for overseeing the Company’s overall risk framework and risk appetite, and to oversee and approve the Company’s practices for risk identification, measurement, monitoring and control. See “Risk Oversight Practices” below for additional information.

The charters of the Audit, Compensation, Nominating and Risk Committees are available on the Company’s website, www.nationalbankshares.com. For access to the charters, select the “Corporate Governance” tab.

Director Nominations Process

The Nominating Committee is responsible for reviewing and recommending nominees for the Board of Directors. The Nominating Committee does not have a specific policy with regard to the consideration of any director candidates recommended by shareholders, because the committee evaluates all candidates for directors using the same criteria, regardless of the source of the referral. Shareholders wishing to refer director candidates to the Nominating Committee should do so in writing mailed by first class mail to the committee, c/o National Bankshares, Inc., P. O. Box 90002, Blacksburg, VA 24062-9002.

In considering candidates for director, the Nominating Committee seeks individuals who, among other things, meet the minimum criteria that are set forth in the committee’s charter. The candidate should: be an individual of the highest character and integrity; be able to work well with others and be free of any conflict of interest that would violate law or regulation or interfere with the proper performance of a director’s responsibilities; be willing to devote sufficient time to the business of the Board; and have the capacity to represent the best interests of the shareholders as a whole in a balanced way. The Nominating Committee ensures that the Board of Directors will have a sufficient number of independent directors to fill all Board and committee positions that require independent directors. In addition, the Nominating Committee seeks directors who have good business experience as well as directors who have experience in academia and public service. The committee looks for directors who are knowledgeable about and who reside in the locations in which the Company and its subsidiaries do business and who have the ability and willingness to refer new business to the Company. While there is no formal policy regarding consideration of diversity in identifying director nominees, the Nominating Committee seeks candidates who reflect the Company’s belief that gender and ethnic diversity provide additional perspectives that are helpful to the Board of Directors. As a result, the Nominating Committee considers the additional diversity a candidate may add to the overall membership mix of the Board to be a positive factor in the selection of a nominee.

The Nominating Committee actively solicits the names of potential Board candidates from the directors and officers of the Company and, as stated here, will consider candidates suggested by shareholders. Information about potential candidates is sought from diverse sources, and the Nominating Committee compares the experience, expertise and personal qualities of the potential candidates with the experience, expertise and personal qualities that are identified as being desirable for the Board of Directors at any given time.

Shareholders who wish to propose a director nominee at an Annual Meeting of Shareholders must follow the advance notice procedures contained in our bylaws. Please see “Other Matters—Shareholder Proposals for the 2024 Annual Meeting” below for additional information.

Board Diversity

In August 2021, the SEC approved Nasdaq’s rule proposal to require listed companies to provide statistical information about their boards of directors, in the form of the table below. The Nasdaq rule requires each listed company to have, or explain why it does not have, two diverse directors on its board of directors. The current Board of Directors’ composition is in compliance with the Nasdaq diversity requirement.

Board Diversity Matrix as of March 22, 2023
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	9	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board Compensation

In 2022, the members of the Company’s Board of Directors received $1,500 for each regular or special Board meeting they attended. They were paid $800 for each committee meeting unless the committee meeting was held concurrently with the regular Board meeting. Directors were also paid an annual retainer fee of $25,000. The Company’s directors receive no other forms of compensation, except as described in the table and paragraph below.

Directors Compensation Table(1)
Fees Earned or Paid in Cash ($)
Lawrence J. Ball	43,800
John E. Dooley	43,800
Michael E. Dye	43,000
Norman V. Fitzwater, III	43,000
Charles E. Green, III	43,800
Mildred R. Johnson	43,000
Mary G. Miller	43,000
William A. Peery	41,500
Glenn P. Reynolds	43,000
James C. Thompson	41,500

(1)

Directors fees paid to Mr. Denardo through October 2022 are disclosed in the Summary Compensation Table in “Executive Compensation.” Beginning in November 2022, members of the Board who are employees do not receive additional compensation for service on the Board.

In 2023, the Compensation Committee and the Board approved paying a portion of the annual retainer to non-employee directors in Company common stock. Non-employee directors will receive an annual retainer of $16,000 in cash and $14,000 worth of Company common stock in the form of time-based restricted common stock that will vest on the one-year anniversary of the grant date.

Director Independence; Certain Relationships and Related Transactions

The Board has determined that each director of the Company, except for Mr. Denardo, is independent, as defined by the listing standards for Nasdaq, the national securities exchange on which the Company’s common stock is listed, and none of them is a present or past employee or officer of the Company or its subsidiaries.

In determining that each director meets the Nasdaq listing standards for independence, the Board of Directors recognized that the Bank extends credit to the Company’s directors and executive officers, and business organizations and persons with whom Company directors and executive officers are associated or related. All loans extended to directors, executive officers and members of their immediate families, and corporations, partnerships and other entities with which such persons are affiliated, are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company, and do not involve more than the normal risk of collectability or present other unfavorable features. In making the determination that all of the directors are independent, except for Mr. Denardo, the Board of Directors considered that Mr. Green rented a small office space at a Bank office. He has a lease with the Bank and paid market rent of $1,975 in 2022 and $4,740 in 2021. The lease was terminated in May 2022. In 2022 and 2021, the Bank paid Reynolds Architects Incorporated, an architecture firm of which Mr. Reynolds is founder and President, $38,735 and $112,520, respectively, for architectural services rendered. Except for Mr. Denardo, the transactions listed in this paragraph and the directors’ fees, no director received direct or indirect compensation from the Company in 2021 or 2022 that is required to be reported.

The Company has not adopted a formal policy that covers the review and approval of other related person transactions by our Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information.

Board Refreshment

In order to promote regular refreshment of the Board, the Company’s bylaws state that directors are ineligible for re-nomination to the Board at the expiration of the term of office during which the director becomes 73 years of age. As illustrated in the table below, four current directors (36.3% of the current Board) are expected to be ineligible for re-nomination to the Board over the next three years ending with the 2026 Annual Meeting, and eight current directors (72.7% of the current Board) are expected to be ineligible for re-nomination to the Board over the next five years ending with the 2028 Annual Meeting.

Name	Age	Annual Meeting at Which Retirement is Mandatory If Continuously Re-elected
Mary G. Miller	72	2024
Norman V. Fitzwater, III	72	2025
Charles E. Green, III	72	2026
William A. Peery	71	2026
Glenn P. Reynolds	70	2027
Michael E. Dye	68	2027
F. Brad Denardo	70	2028
John E. Dooley	68	2028
Mildred R. Johnson	68	2029
Lawrence J. Ball	68	2030
James C. Thompson	66	2032

The Nominating Committee and the Board will engage in a thoughtful process to identify new directors to join the Board as directors retire. The Board is particularly focused on identifying new directors that will bring fresh perspectives and enhance the Board’s ethnic and gender diversity.

Risk Oversight Practices

In a financial institution, the role of the board of directors is critical to the organization. To fulfill its responsibility to oversee the Company’s risk management processes, the full Board of Directors receives extensive and regular reports from management outlining the status of financial, operational, credit, interest rate, liquidity, information technology (including cyber risk), capital, reputation, strategic, legal, compliance and other risks. The Company’s Senior Vice President/Senior Operations, Risk and Technology Officer attends most meetings of the Board of Directors, is readily available to report to the directors, to answer the directors’ questions and is responsible, along with the Risk Committee, for raising any material risk management concerns with the Board.

The Risk Committee of the Board of Directors is responsible for assisting the Board in its oversight of the above-identified risks and for overseeing the Company’s enterprise risk management framework. Although day-to-day risk management is primarily the responsibility of the Company’s management, the Risk Committee actively engages with management to establish risk management principles and to determine risk appetite and tolerance. In addition to the Company’s Senior Vice President/Senior Operations, Risk and Technology Officer being available at Board meetings, the chairperson of the Risk Committee also provides reports to the Board of Directors on various matters relating to risk. These reports are often the result of the committee meeting with such officers and other members of management regularly to discuss major risk exposures.

In addition to the efforts of the Risk Committee, other committees of the Board consider risk within their areas of responsibility. The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the internal audits completed at both the parent company and subsidiary levels and the system of internal control. This oversight includes reviewing and discussing with management the Company’s major financial risk exposures and the procedures utilized by management to monitor and control such exposure. In addition, the Compensation Committee oversees risks relating to the Company’s compensation plans and programs.

Stock Ownership Guidelines

The Board has adopted a new stock ownership policy for directors that requires minimum equity ownership by each director of the number of shares of the Company’s common stock having a market value of at least $100,000. The requirement will be phased in over a period of three years from the later of the date of adoption or the date a director is first appointed to the Board.

Anti-Hedging and Pledging Policy

The Company has adopted an Anti-Hedging and Pledging Policy. Under the policy, Company directors and named executive officers are prohibited from engaging in short sales of the Company’s common stock and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on our common stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding stock such as zero-cost dollars and forward sales contracts. In addition, Company directors and named executive officers are prohibited from pledging Company common stock as collateral for any loan or holding our stock in a margin account.

Executive Officers

Information on the Company’s executive officers as of December 31, 2022 who are not directors is disclosed in Part I, Item 1, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was mailed with this proxy statement.

Code of Ethics

We expect all of our directors, executive officers and employees to adhere to the highest standards of ethics and business conduct with each other, customers, shareholders and the communities we serve, and to comply with all applicable laws, rules and regulations that govern our business. The Board of Directors has adopted a Directors’ Code of Ethics and an Employees’ Code of Ethics. A portion of the Code of Ethics contains special provisions for the principal executive officer and senior financial officers of the Company or persons performing similar functions for the Company. The Code of Ethics for senior financial officers meets the requirements of a “code of ethics” as defined by Item 406 of the SEC’s Regulation S-K. The Code of Ethics is available on the Company’s website, www.nationalbankshares.com. Select the “Corporate Governance” tab. The respective Codes of Ethics are reviewed on an annual basis by the Board and the executive officers.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such correspondence to National Bankshares, Inc., P. O. Box 90002, Blacksburg, Virginia 24062-9002, Attention: Board of Directors (in the case of correspondence addressed to the “Board of Directors”), or to the individual director. All shareholder communications are forwarded to the Board or to the specified directors.

PROPOSAL 2

APPROVAL OF THE NATIONAL BANKSHARES, INC.

2023 STOCK INCENTIVE PLAN

General

The Board of Directors of the Company has adopted, subject to approval by the Company’s shareholders, the National Bankshares, Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan is designed to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, directors and consultants upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend.

If approved by shareholders, a total of 120,000 shares of the Company’s common stock will be reserved for issuance under the 2023 Plan.

The Company has not granted any stock or stock-based awards since 2005, when the last awards under the National Bankshares, Inc. 1999 Stock Option Plan were granted. That plan, which terminated in March 2009, permitted the grant of incentive stock options and nonstatutory stock options. To date, no awards have been granted under the 2023 Plan.

The material terms of the 2023 Plan are summarized below. Because this is a summary, it may not contain all the information that shareholders may consider important. In order to aid understanding of the plan, the full text of the 2023 Plan, as proposed for adoption and approval by shareholders, is provided as Appendix A to this proxy statement.

Executive Summary

The following is a summary of the key provisions of the 2023 Plan, including important features that enable the Company to maintain sound governance practices in granting awards.

•	Award Types: The following types of awards will be available for issuance under the 2023 Plan:

•	nonstatutory and incentive stock options;

•	restricted stock and other stock awards; and

•	restricted stock units.

•	Eligible Participants: All employees, directors and consultants of the Company and its subsidiaries.

•

Shares Reserved under the 2023 Plan: A total of 120,000 shares of the Company’s common stock are reserved for issuance under the 2023 Plan. The number of shares available for issuance under the 2023 Plan is subject to adjustment to reflect stock splits, stock dividends and similar events.

•	Shares Reserved under the 2023 Plan as a Percentage of Outstanding Common Stock as of March 8, 2023: 2.04%

•

Annual Award Limits per Participant: The maximum number of shares of the Company’s common stock with respect to which awards may be granted in a calendar year to any participant is limited to 40,000 shares or, in the case of non-employee directors of the Company and its subsidiaries, that number of shares with an aggregate fair market value on the date of grant equal to $75,000.

•

Minimum One Year Vesting Requirement for 95% of Shares: At least 95% of the total shares to be reserved for award issuance under the 2023 Plan will have a minimum vesting requirement of at least one year, except those granted as a replacement of other awards (including awards of an entity being acquired by the Company) that were scheduled to vest within the minimum one-year vesting period.

•

No Liberal Share Recycling: Under the 2023 Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding in connection with an award will not be added back (recycled) to the aggregate plan limit.

•	No Discounted Stock Options: The 2023 Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Company’s common stock on the grant date.

•	No Repricing of Stock Options: The 2023 Plan prohibits the repricing of stock options without shareholder approval.

•

No Dividends Paid on Unvested Restricted Stock or Restricted Stock Units: The 2023 Plan prohibits the payment of cash and stock dividends on unvested restricted stock or dividend equivalents on restricted stock units until those awards are vested. A participant will have no right to cash or stock dividends relating to shares that are unvested.

•

Clawback and Forfeiture Provisions: The 2023 Plan subjects all awards made under the plan to recoupment or clawback as required by law, government regulation, stock exchange listing rule or clawback policy in effect at the Company. The 2023 Plan also provides for the possible forfeiture of outstanding awards upon a participant’s termination for “cause” (as defined in the 2023 Plan).

•

Independent Committee Administration: The 2023 Plan is to be administered by a committee of the Company’s Board of Directors comprised entirely of independent directors. The Board has designated the Board’s Compensation Committee (which is comprised entirely of independent directors) as the committee to administer the 2023 Plan.

•	Term of the Plan: No awards may be granted under the 2023 Plan after March 7, 2033, the termination date of the plan.

Purpose

The purpose of the 2023 Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and consultants, through the use of stock and stock-based incentives. The Company believes that ownership of the Company’s common stock will incentivize the efforts of those persons upon whose judgment, interest and efforts the Company and its subsidiaries depend for the successful conduct of their businesses and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

Shares Available for Issuance

Subject to approval by shareholders, the aggregate number of shares of the Company’s common stock reserved for issuance under the 2023 Plan is 120,000. Of this total, all 120,000 shares may be issued pursuant to the exercise of incentive stock options. If any award granted under the 2023 Plan is canceled, forfeited or expires prior to exercise, vesting or settlement, the shares associated with such award will be available for future awards under the 2023 Plan. In contrast, any shares tendered, withheld or otherwise used in payment of an option exercise price or to satisfy any amount of tax withholding with respect to an award will not be available for future awards under the 2023 Plan.

To date, no awards have been granted under the 2023 Plan.

Changes in Capitalization

In the event of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization, the 120,000 share limit (including for incentive stock options), the number and kind of shares to be issued under the 2023 Plan (under outstanding and future awards), the individual annual award limits, the exercise price of options and other relevant provisions will be adjusted by the Compensation Committee in an equitable and proportionate manner to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2023 Plan.

Annual Limit on Awards

The maximum number of shares of the Company’s common stock with respect to which awards may be granted in any calendar year to any individual other than a non-employee director will be 40,000 shares. A non-employee director may receive awards in any calendar year for a number of shares of common stock with an aggregate fair market value on the date of grant not in excess of $75,000.

Plan Administration

The 2023 Plan will be administered by the Compensation Committee, a committee which is composed entirely of “independent directors” under Nasdaq’s listing standards and “non-employee directors” as that term is defined in Rule 16b-3 under the Exchange Act. The Compensation Committee will have the power, among other things, to select award recipients and the nature of the award, the number of shares of the Company’s common stock to be covered by each award, the fair market value of the Company’s common stock, the timing of awards, vesting provisions, forfeiture conditions, change in control matters, certain matters related to exercise, tax withholding, disposition and acceleration, and any additional requirements relating to awards that the Compensation Committee deems appropriate.

In addition, the Compensation Committee will have the authority to construe and interpret the 2023 Plan, to resolve any ambiguities, to define any terms and to make any other determinations required by the 2023 Plan or an award agreement. The Compensation Committee may delegate all or part of its authority and duties to one or more officers of the Company with respect to awards to individuals not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility

Any employee or director of, or consultant to, the Company or an affiliate (as defined below and in the 2023 Plan) of the Company who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits, financial success or growth of the Company is eligible to become a participant. For this purpose, an affiliate is a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company. The Bank is considered an affiliate of the Company. As of March 1, 2023, the Company and its affiliates employed 239 full and part-time individuals, there were 10 non-employee directors of the Company and its affiliates, and there were no individuals engaged as consultants by the Company and its affiliates.

Types of Awards

Stock Options

Stock options granted under the 2023 Plan may be incentive stock options, which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and options that do not qualify as incentive stock options (“nonstatutory stock options”). A stock option entitles a recipient to purchase shares of the Company’s common stock at a specified exercise price. The Compensation Committee will fix the exercise price at the time that the stock option is granted, provided that the exercise price cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the date of grant). On March 21, 2023, the closing price of the Company’s common stock was $35.64 per share.

The exercise price of a stock option may be paid (i) in cash or by check, (ii) by delivery of previously acquired shares of the Company’s common stock with an aggregate fair market value equal to the exercise price for the number of option shares being acquired, (iii) if and as permitted by an award agreement, through a “net share exercise” whereby the Company withholds and retains sufficient shares issuable in connection with the stock option to cover the exercise price (other than for incentive stock options), (iv) through a “cashless exercise” procedure that enables a participant to deliver an exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of shares underlying the option, an amount necessary to pay the exercise price and, if required, applicable withholding taxes, or (v) through a combination of the foregoing.

Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder of the Company) and the one-year minimum vesting period provisions of the 2023 Plan.

Restricted Stock Awards

The 2023 Plan permits the grant of restricted stock awards that are subject to forfeiture until the restrictions established by the Compensation Committee lapse and the restricted shares vest. A restricted stock award is an award of shares of the Company’s common stock that are subject to restrictions on transferability, vesting and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. The restrictions may lapse over a specified period of time based on continued employment or service and/or the achievement of certain performance goals. Restricted stock awards would be subject to the one-year minimum vesting period provisions of the 2023 Plan.

Unless a restricted stock award agreement provides otherwise, and except as provided in the next sentence, a participant who receives a restricted stock award will have all the rights of a shareholder as to the shares granted under the award, including the right to vote. No cash or stock dividends on shares of restricted stock will be paid or distributed to a participant unless and until those shares vest. Any cash or stock dividends so withheld will be distributed to the participant in cash or, at the discretion of the Compensation Committee, in shares of the Company’s common stock having a fair market value equal to the amount of such dividends. A participant will have no right to cash or stock dividends relating to shares that are unvested.

Restricted Stock Unit Awards

The Compensation Committee may also award a restricted stock unit (an “RSU”) under the 2023 Plan. An RSU award is an award that represents the right to receive shares of the Company’s common stock and/or cash in lieu thereof and, unless otherwise expressly provided, is valued by reference to the fair market value of the Company’s common stock. The Compensation Committee may place such restrictions on the vesting and settlement of RSUs as the Compensation Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of certain performance goals, subject to the one-year minimum vesting period provisions of the 2023 Plan. The RSU may entitle the recipient to receive, upon satisfaction of the vesting conditions set forth in the RSU award agreement, cash, shares of common stock or a combination of cash and shares of common stock as determined by the Compensation Committee. Holders of RSUs have no right to vote the shares represented by the units, but may be credited with dividend equivalents reflecting dividends actually paid on common stock. Any such dividend equivalents will be paid to the participant, in the form of cash or common stock with an equivalent value, if at all, on vesting and settlement of the related RSU. If an RSU is forfeited, the participant has no right to dividend equivalents accumulated before the forfeiture.

Stock Awards

The Compensation Committee may grant to a non-employee director of the Company or any affiliate an award of shares of the Company’s common stock that are fully vested and freely transferable as of the date the award is granted, subject to the terms and restrictions under the 2023 Plan and applicable federal or state securities laws. Such stock would be awarded as a fee or retainer for service, including annual or other grants made pursuant to a director compensation policy or arrangement.

Minimum Vesting Period

Under the 2023 Plan, awards for at least 95% of the shares of the Company’s common stock authorized for issuance under the plan will be subject to a minimum one-year vesting period from the date of grant. Notwithstanding the foregoing, the Compensation Committee may grant awards that vest or permit previously granted awards to vest within the minimum one-year vesting period if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the minimum one-year vesting period. The 2023 Plan’s minimum vesting period provisions described above do not limit the Compensation Committee’s authority to accelerate vesting of any award.

Performance Goals

The performance goals with respect to an award made under the 2023 Plan may be based on one or more performance measures or goals set by the Compensation Committee over a performance period established by the Compensation Committee. Attainment of performance goals, and any adjustments to a performance goal or any element thereof, shall be determined by the Compensation Committee.

Restrictions on Transfer

In general, awards granted under the 2023 Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of nonstatutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

No Stock Option Repricing Without Shareholder Approval

Stock options may not be repriced, replaced or regranted through cancellation, by being exchanged for cash or other awards, or by lowering the exercise price of a previously granted stock option (other than as described under “—Changes in Capitalization” and “—Change in Control Provisions”).

Change in Control

In the event of a “change in control” (as defined in the 2023 Plan) of the Company, the Compensation Committee is to provide for an outstanding award to become fully vested, settled and/or exercisable (in full for time-based awards and at the greater of target or actual performance levels for performance-based awards) in the event the award is not assumed, or new rights substituted therefor, by the acquiring or surviving corporation in the change in control. The Compensation Committee must also cause any assumed or substituted award in a change in control to become fully vested, settled and/or exercisable (in full for time-based awards and at the greater of target or actual performance levels for performance-based awards) in the event of an involuntary termination of employment without “cause” or for “good reason” (as such terms are defined in the 2023 Plan) on or within 12 months following the change in control. In addition, the Compensation Committee is to make such adjustments to awards then outstanding as it deems appropriate to reflect the change in control and to retain the economic value of the award.

In the case of any stock option with an exercise price that equals or exceeds the price paid or consideration to be received for a share of the Company’s common stock in connection with a change in control, the Compensation Committee may cancel the stock option upon at least 10 days’ advance notice to the option holder without payment of any consideration.

Clawback and Forfeiture

Awards granted under the 2023 Plan will be subject to recovery, recoupment or clawback under any applicable law, government regulation or stock exchange listing rule, or a Company policy adopted pursuant to any such law, regulation or rule. In addition, the Company has the right to recover from a participant time-based and performance-based awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company related to a financial restatement by the Company or otherwise.

The Compensation Committee may specify in an award agreement that a participant’s rights, payments and benefits with respect to the award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of the award. Such events may include, without limitation, breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that are contained in the award agreement or otherwise applicable to the participant, termination of the participant’s employment or service for cause, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its affiliates. In addition, if a participant’s employment or service is terminated for cause, then as of the date of the misconduct, any stock option held by the participant will terminate, and any unvested restricted stock and restricted stock units held by the participant will be forfeited.

Amendment and Termination

If not sooner terminated by the Board of Directors of the Company, the 2023 Plan will terminate on March 7, 2033. The Board may terminate, suspend, amend or modify the 2023 Plan at any time, provided that no such amendment or modification may be made without shareholder approval if required by the Internal Revenue Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Company’s common stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Awards outstanding on the date of any such termination or amendment will remain valid in accordance with their terms.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the 2023 Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Nonstatutory Stock Options

The grant of a nonstatutory stock option will not result in taxable income to a participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options

The grant of an incentive stock option will not result in taxable income to a participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary (as defined for purposes of the relevant tax rules) during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise. This employment period is one year (rather than three months) prior to the date of exercise if the participant is “disabled” (as defined in the Internal Revenue Code). The heirs of a participant are not subject to this tax rule. The difference between the fair market value of the shares on the exercise date over the exercise price is taken into account for alternative minimum tax purposes.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant or within one year after exercise, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and the Company will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Special rules apply if a participant pays the exercise price for either type of option using shares previously owned by the participant.

Restricted Stock Awards

A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. A participant’s holding period will commence on the date the restrictions lapse.

A participant may make a Section 83(b) election under the Internal Revenue Code within 30 days after the date of grant to be taxed as of the date of grant, on compensation income based on the fair market value at time of grant, in which case the Company will be entitled to a corresponding deduction at that time. If a participant makes a Section 83(b) election, the participant’s holding period generally will commence on the day after the date of grant.

Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting (or grant, if a Section 83(b) election is made).

Restricted Stock Units

A participant who has been granted restricted stock units will not realize taxable income at the time of grant. Upon receipt of common stock or cash in the future pursuant to such an award, the participant will realize ordinary income equal to the then fair market value of those shares, and/or the amount of any cash received, and the Company will receive a corresponding deduction.

Stock Awards

Upon the grant of a stock award, a participant generally will realize ordinary income equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.

Benefits to Executive Officers and Directors

No awards have been made under the 2023 Plan as of the date of this proxy statement. Participation in the 2023 Plan is made at the Compensation Committee’s discretion and is based on the performance of the Company. Accordingly, future awards under the 2023 Plan are not determinable at this time.

Shareholder Vote Required

The 2023 Plan will be approved by shareholders if holders of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting vote in favor of the action.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE NATIONAL BANKSHARES, INC. 2023 STOCK INCENTIVE PLAN. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED WHITE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and rules adopted by the SEC under the Dodd-Frank Act, it is required that at least once every three years our shareholders have the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers, as described in the disclosures and discussion regarding executive compensation in this proxy statement (often referred to as a “say-on-pay” vote). Our performance-related compensation philosophy is the basis for all of our compensation decisions. Please refer to the “Executive Compensation” section for an overview of the compensation of the Company’s named executive officers, as required by SEC rules. At the 2017 Annual Meeting, shareholders voted in favor to hold this non-binding, advisory vote annually. Accordingly, the Company is asking shareholders to approve the compensation of our named executive officers through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2023 Annual Meeting of Shareholders of National Bankshares, Inc. pursuant to the rules of the Securities and Exchange Commission.”

The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices discussed in this proxy statement. Because the vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee of the Company’s Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED WHITE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE

SHAREHOLDER VOTES TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables shareholders, at least once every six years, to vote on the frequency with which we will conduct shareholder votes on the compensation of our named executive officers. This proposal gives the Company’s shareholders the opportunity to advise the Board of Directors on how frequently they would like to vote on the compensation of executive officers: every one, two or three years. Shareholders may also abstain from voting on the frequency of future shareholder “say-on-pay” votes on executive compensation.

Because the vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of future shareholder votes on executive compensation.

The Board of Directors recommends an advisory “say-on-pay” vote every year because it believes that such frequency provides the highest level of accountability and communication by having the shareholder vote correspond with the most recent compensation information presented in the proxy statement for the Company’s annual meetings.

As stated above, this is an advisory vote only. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors. The alternative receiving the greatest votes – every year, every two years, or every three years – will be the frequency that shareholders approve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED WHITE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

EXECUTIVE COMPENSATION

General

This Executive Compensation section describes the Company’s executive compensation philosophy and objectives, details the elements of our executive compensation program, and explains how the Compensation Committee of the Company’s Board of Directors arrived at its compensation decisions for our 2022 named executive officers (the “named executive officers”) listed below. The discussion provides detailed information about 2022 executive compensation and a preview of how the Company’s compensation program has changed in 2023.

2022 Named Executive Officers

Named Executive Officer	Title
F. Brad Denardo	Chairman, President and Chief Executive Officer
Lora M. Jones	Senior Vice President, Treasurer and Chief Financial Officer
Paul M. Mylum	Executive Vice President/Chief Lending Officer
Lara E. Ramsey	Executive Vice President/Chief Operating Officer
David K. Skeens	Senior Vice President/Senior Operations, Risk and Technology Officer

The Company is a “smaller reporting company” as defined under SEC rules. As such, the Company is exempt from various SEC reporting requirements. These exemptions include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements. We have elected to comply with certain scaled disclosure requirements applicable to smaller reporting companies but have provided selected additional disclosures to be consistent with our practice of transparency to our shareholders.

Executive Summary

Summary of Recent Changes

The Company aims to support the long-term interests of shareholders through its compensation programs, practices and policies. The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with shareholder interests.

Despite the strong show of support of the Company’s executive compensation program from shareholders at the 2022 Annual Meeting (advisory approval of 93% of the votes cast), the Company has been encouraged by proxy advisory firms, including Institutional Shareholder Services Inc., to more closely align compensation with Company performance. ISS has also recommended that the Company utilize long-term incentives to improve the long-term focus of the Company’s overall compensation program. Driver has expressed similar concerns about the Company’s compensation practices. In response to this feedback, the Compensation Committee has engaged Meridian, a third-party independent compensation consulting firm, to assist the Company in a redesign of its executive compensation program. The Compensation Committee is taking a measured and deliberate approach to the redesign of the program and as such, most of the changes will be effective for 2023 but have been part of a process that started in 2022. Actions that the Compensation Committee, along with the Board, has taken include the following:

•

Approving the National Bankshares, Inc. 2023 Stock Incentive Plan. If approved by shareholders at the Annual Meeting, the plan will allow the Company to grant stock and stock-based awards to executive officers in lieu of cash compensation to directly incentivize such persons to create value for shareholders. The plan includes design features that meet a number of the practices preferred by the institutional investment community.

•

Revising the Annual Incentive Plan for Executives. The Company is addressing the need to balance short-term operational performance with long-term shareholder value in our 2023 incentive plan for executives as follows:

•

The Company’s annual incentive plan will continue to reward executive officers on achievement of annual financial metrics, but has been revised in 2023 to reduce the individual performance component for all named executive officers. Each of the named executive officers will have 80% of their incentive based on the Company’s achievement of targets for ROA and net income, with each metric weighted equally for the purposes of earning awards under the plan; the remaining 20% will be based on a qualitative individual assessment.

•

Under the 2023 incentive plan, the named executive officers will receive 50% of their award payout in Company common stock in the form of restricted stock units, and the remaining 50% will be paid in cash. The restricted stock units will vest in equal installments over a three-year period, with the vesting of each installment being contingent on the Company’s ROA being 1.15% or higher for the prior year. This new equity component to the incentive plan is contingent on shareholder approval of the National Bankshares, Inc. 2023 Stock Incentive Plan at the Annual Meeting.

2022 Financial Accomplishments

The Company had solid performance in 2022:

•	Net income grew $5.55 million, or 27.23%, when results for the years ended December 31, 2022 and 2021 are compared.

•	Earnings per share were $4.33 in 2022, compared to earnings per share of $3.28 in 2021, a 31.91% increase year over year.

•	Dividend yield improved from 4.04% for the year ended December 31, 2021 to 4.27% for the year ended December 31, 2022.

•

Loans, net of unearned income and deferred cost, grew by $49.50 million, or 6.16%, when December 31, 2022 is compared with December 31, 2021. During 2022, the Company expanded its lending footprint, opening two new loan production offices in Charlottesville and Staunton, Virginia.

•	Loan quality continues to reflect low credit risk, with net charge-offs of $155 thousand, or 0.02% of average loans, for the year ended December 31, 2022.

•	The return on average equity for the year ended December 31, 2022 was 17.81%, compared with 10.59% for the year ended December 31, 2021.

•	The return on average assets improved from 1.26% for the year ended December 31, 2021 to 1.52% for the year ended December 31, 2022.

Compensation Governance

Compensation Best Practices

The Company has implemented the following compensation-related best practices:

•	Provides a competitive pay opportunity that balances reward and retention

•	Limits the use of perquisites

•	Prohibits hedging or pledging of company stock by directors or executive officers

•	Subjects incentive plan awards to a “clawback” policy

•	Utilizes an independent compensation consultant

•	Conducts risk assessment to ensure the compensation programs do not encourage inappropriate risk taking

•	Offers agreements with double trigger change of control termination and no excise tax gross-up

Advisory Vote on Executive Compensation

The Company’s shareholders approved the compensation of our named executive officers, as discussed and disclosed in the Company’s 2022 proxy statement, in an advisory vote at our 2022 Annual Meeting of Shareholders. The advisory vote received the support of 93% of the votes cast (2,916,834 shares voted “For” and 210,340 shares voted “Against”). The Compensation Committee considered the results of this advisory vote to be overwhelmingly favorable and concluded that the Company’s overall pay practices have strong shareholder support.

Summary of Executive Compensation Actions

The following is a summary of actions taken by the Company in determining compensation for 2022:

•	Our President and Chief Executive Officer received a base salary increase of 5% and our other named executive officers received base salary increases ranging from 3% to 16.85%.

•

Under our 2022 annual incentive plan and based on achievements with respect to both the corporate financial and individual performance components of the plan, the resulting payouts in terms of base salary was 30% for the President and Chief Executive Officer and 20% for our other named executive officers.

•	We eliminated our historical practice of paying director fees to our President and Chief Executive Officer.

What Guides Our Program

Compensation Philosophy and Objectives

The Compensation Committee believes that the continued success of the Company in achieving its strategic objectives depends in large part on the talent and leadership of its executives and the alignment of those executives with the interests of our shareholders. Accordingly, the Compensation Committee’s philosophy toward executive compensation can be summarized as follows:

•

Competitive Compensation. We offer compensation to our executive officers using various components to appropriately balance income security with at-risk compensation. Compensation is positioned at a level that allows the Company to retain and recruit executive talent, is competitive with peer financial institutions and fits within the Company’s conservative approach to managing overhead expenses.

•	Pay-for-Performance. We provide compensation opportunities that fairly reward executive officers for their contributions to the Company’s annual and long-term business objectives.

•

Promote Long-Term Share Ownership. Starting in 2023, if the National Bankshares, Inc. 2023 Stock Incentive Plan is approved, we will use share ownership to support risk management efforts, balancing demands for short-term results with long-term consequences.

•

Provide Reasonable Income Security. Certain named executive officers participate in a salary continuation plan that provides income security through a fixed dollar income stream upon retirement, death, disability and change in control.

•

Mitigate Risk. We offer a compensation program that we do not believe materially increases, or has the potential to materially increase, risk to the Company. This is accomplished through plan design, metric selection and goal setting, and compensation-related policies such as a clawback and anti-hedging and pledging policies.

Elements of Compensation

For 2022, total direct compensation for our named executive officers consists primarily of base salary and an annual cash incentive. Each of these and other elements of compensation are described below.

Compensation Element	Purpose
Base Salary	Provides a fixed amount of compensation to recognize the duties, responsibilities and scope of influence of the executive’s role. The level of base salary also takes into consideration the executive’s experience, skills and prior performance.

Annual Incentive Plan	Rewards the achievement of annual goals for financial performance, as well as key annual individual goals that strengthen the business and position the Company for long-term success.

Officers Salary Continuation Plan	Provides income security through a fixed dollar income stream upon retirement, death, disability and change in control.

Other Compensation	Named executive officers participate in the benefit and retirement programs generally available to all full-time Company employees with the purpose of providing health, welfare and financial stability. Perquisites are generally limited to those that assist our named executive officers in conducting their business duties productively. Change-in-control and other separation benefits are provided to ensure that executives act in the best interest of the Company regardless of future employment status.

Compensation Positioning and Mix

The Company strives to maintain an executive compensation program (both individual components and in the aggregate) that is competitive with the market. Compensation level and pay mix decisions generally are made on three factors: (1) the market range for each role; (2) the knowledge, skills and experience of the executive; and (3) the executive’s time in role and performance. In general, incentive opportunities place a greater emphasis on variable compensation depending on the executive’s ability to influence the performance of the Company as a whole.

The Decision-Making Process

Role of the Compensation Committee

The Compensation Committee operates under a written charter that is reviewed and approved annually by the Board. A copy of this charter is available under www.nationalbankshares.com/Corporate-Governance.

Pursuant to its charter, the Compensation Committee is charged with annually evaluating the performance of the Company’s President and Chief Executive Officer and determining the appropriate compensation and benefits package for him. As authorized by its charter, the Compensation Committee has delegated to Mr. Denardo the responsibility for evaluating the performance and setting the compensation of the other named executive officers, and he reports to the Compensation Committee at least annually about those matters.

In carrying out its responsibilities, the Compensation Committee meets at least twice each year. There are no officers or employees present at the Compensation Committee’s annual meeting to evaluate the performance of the President and Chief Executive Officer and to determine his compensation. The Compensation Committee considers the Company’s financial performance data, information about the financial performance of peer institutions, and salary data from salary surveys and publicly available sources. The Compensation Committee also monitors the results of the annual advisory “say-on-pay” vote and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor is assigned a quantitative weighting.

Role of Executives in Establishing Compensation

The President and Chief Executive Officer is not present during executive sessions of the Compensation Committee at which his performance and compensation are discussed. For all other named executive officers, the President and Chief Executive Officer plays a role in the design and implementation of our compensation program, and provides the Compensation Committee with a report on the performance and compensation of such officers. The President and Chief Executive Officer and other members of management may attend meetings from time to time at the request of the Compensation Committee to provide reports and information on agenda topics.

Independent Compensation Consultant

The Compensation Committee did not engage a compensation consultant to assist with data or compensation decision making for 2022 pay decisions.

In the Fall of 2022, the Company engaged Meridian, an independent compensation consulting firm, to assist the Compensation Committee and the Board in revising the incentive compensation plan so that equity awards are a meaningful component of total compensation for executive officers.

Executive Compensation Decisions in 2022

Base Salary

President and Chief Executive Officer

The base salary for Mr. Denardo was determined by the Compensation Committee after considering compensation for chief executive officers reported in the Virginia Bankers Association’s annual salary survey and from the public documents of peer financial institutions that disclose salaries paid to other individuals holding similar positions. The Compensation Committee determines annual salary increases for Mr. Denardo after assessing his contributions to the success of the Company. In measuring the Company’s success, the committee reviews the Company’s financial results, including the Company’s ROA and return on equity (“ROE”). Based on the Company’s performance in 2021, on March 1, 2022, the Compensation Committee set Mr. Denardo’s 2022 salary at $546,000, which was an increase over his salary in 2021. The committee also considered Mr. Denardo’s extensive tenure and long track record of success in profitably leading the Company and the Bank and in managing risks to the Company and the Bank during the challenging economic environment in 2021. Although the committee reviews peer compensation in determining Mr. Denardo’s salary increase, it does not utilize an objective formula. The committee considers the Company’s progress in meeting budget goals for the year, but it does not utilize a quantitative assessment of budget goals in determining the amount of annual salary increase. Likewise, although there are no objective measures utilized, the Compensation Committee considers stock performance and the level of shareholder dividends, among other criteria, in determining base salary. In assessing the Company’s stock performance, the Compensation Committee looks at its price, the price to earnings ratio, and dividend yield as compared with the common stock of the Company’s peers.

Other Named Executive Officers

In 2022, base salaries for the named executive officers other than Mr. Denardo were established after considering the pay levels of peers at other similarly-sized Virginia institutions and salary survey data published by the Virginia Bankers Association. The annual increase in base salary for these individuals is determined by the President and Chief Executive Officer. In making the determination for each officer, Mr. Denardo considers the nature and responsibility of the position; the competitiveness of the market for the executive’s services; the expertise of the individual executive; and to what degree the executive has achieved annual performance goals. Individual annual performance goals support the Company’s business strategy, but are not tied to objective performance measures. The President and Chief Executive Officer reports changes to the executive officer salaries to the Compensation Committee at least annually.

Named Executive Officer	2021 Base Salary	Increase (%)	2022 Base Salary
F. Brad Denardo	$520,000	5%	$546,000
Lora M. Jones	$132,650	16.85%	$155,000
Paul M. Mylum	$206,000	4.37%	$215,000
Lara E. Ramsey	$141,110	13.39%	$160,000
David K. Skeens	$180,200	3%	$185,600

The base salary information in the table above is different than the salary information provided in the Summary Compensation Table on page 41 because the increases in the base salaries were not made effective as of the beginning of the calendar years but at different times during the years presented.

Annual Incentive Plan

The Company has an annual incentive plan (the “Incentive Plan”) for its executive officers that is designed to reward achievements consistent with the Company’s strategic plan. The plan provides a method for the Company to motivate, attract and retain qualified executives.

Awards under the Incentive Plan have historically been paid out after the Company’s December 31 fiscal year end in the form of a cash bonus and out of an incentive pool calculated on both the individual incentive targets of each participant in the Incentive Plan and of the Company’s level of performance achieved in one or more financial objectives that the Compensation Committee approves at the beginning of each year. Target annual incentive awards for each named executive officer are expressed as a percentage of base salary, as follows:

Named Executive Officer	Target Annual Incentive (As a % of Base Salary)
F. Brad Denardo	30%
Lora M. Jones	20%
Paul M. Mylum	20%
Lara E. Ramsey	20%
David K. Skeens	20%

For 2022, seventy percent (70%) of the President and Chief Executive Officer’s target annual incentive award was based on the achievement of pre-determined corporate financial goals. The remaining thirty percent (30%) was based on individual performance. One-half (50%) of the other executive officers’ target annual incentive award was based on the achievement of pre-determined corporate financial goals, with the remaining one-half (50%) based on individual performance. The corporate financial goals were established by the Compensation Committee. For Mr. Denardo, the individual performance assessment is made by the Compensation Committee, and for the other named executive officers the individual performance assessment is made by the Compensation Committee and Mr. Denardo. The assessments take into account both quantitative and qualitative factors.

Award Components

Corporate Financial Component: At the beginning of each year, the Compensation Committee establishes threshold, target and superior levels of corporate financial performance. The ultimate value of the incentive pool can increase based on actual performance and is funded based on year-end results as follows:

Level of Performance	Incentive Pool Funding
Superior	150%
Target	100%
Threshold	50%
Below Threshold	0%

The Compensation Committee also retains the discretion to consider other factors (including, for example, our performance relative to peers, market conditions, the interest rate environment or any unusual expenses) in determining the overall corporate financial component payout. For 2022, the incentive pool was funded based on the achievement of pre-determined company-wide net income goals for 2022 established by the Compensation Committee, as follows (in thousands):

Corporate Financial Goal	Level of Performance			Actual
	Threshold	Target	Superior
Net Income	$9,570	$19,139	$28,709	$25,932

Based on the net income achieved by the Company in 2022, the incentive pool was funded at 100% of target.

Individual Performance Component: The Incentive Plan also has an individual performance component that is tailored to each named executive officer’s position, duties and responsibilities. In February 2023, the Compensation Committee reviewed and considered each named executive officer’s performance during 2022, including recommendations and performance summaries from the President and Chief Executive Officer for each of the other named executive officers. The Compensation Committee reviewed the President and Chief Executive Officer’s 2022 performance independently. The Compensation Committee determined that the President and Chief Executive Officer and each other named executive officer met their respective individual performance objectives in 2022.

2022 Award Payouts

Based on the corporate financial component and individual performance component determinations described above, the actual cash incentive awards received by each of our named executive officers for 2022 were as follows:

Named Executive Officer	Actual Award Payout
F. Brad Denardo	$156,000
Lora M. Jones	$26,530
Paul M. Mylum	$41,200
Lara E. Ramsey	$28,222
David K. Skeens	$37,120

The Incentive Plan awards paid to the named executive officers in early 2023 for fiscal 2022 performance are also provided in the Summary Compensation Table on page 41.

Administration of the Incentive Plan

The Compensation Committee is responsible for the oversight, supervision and existence of the Incentive Plan and for any modification or termination of the Incentive Plan. As mentioned above, the Compensation Committee also retains the discretion to consider other factors (including, for example, our performance relative to peers, market conditions, the interest rate environment or any unusual expenses) in determining the overall corporate financial component payout. The President and Chief Executive Officer monitors the individual performance component for each participant and makes recommendations to the Compensation Committee concerning award opportunities and the amount of a participant’s awards under the Incentive Plan. The President and Chief Executive Officer has been delegated discretion to interpret the terms of the Incentive Plan, to determine eligibility for benefits and to calculate the incentive compensation awards under the Incentive Plan, with the exception of matters concerning his own eligibility or awards under the Incentive Plan. The Compensation Committee will make decisions on all matters concerning the President and Chief Executive Officer’s award, approve all opportunities, goals and award payments made to the named executive officers, and approve the aggregate value of opportunities and award payout under the Incentive Plan. The Compensation Committee, in its discretion, makes all final determinations which may be necessary or desirable for the effective administration of the Incentive Plan.

Unless the Compensation Committee deems otherwise, awards will not be earned or paid, regardless of corporate financial or individual performance, if (1) any regulatory agency issues a formal, written enforcement action, memorandum of understanding or other negative directive action where the Compensation Committee considers it imprudent to provide awards under the Incentive Plan, or (2) after a review of the Company’s credit quality measures, the Compensation Committee considers it imprudent to provide awards under the Incentive Plan.

The Compensation Committee may withhold or adjust any incentive compensation award in its sole discretion as it deems appropriate and will have the President and Chief Executive Officer notify each participant of its decision to withhold or adjust an incentive compensation award.

The Incentive Plan has provisions for prorated payments to a participant in the event of the participant’s death, permanent disability or retirement. If a participant’s employment ceases for any other reason, including, without limitation, a voluntary termination of employment by a participant as defined by the Company’s personnel policies, or an involuntary termination with or without cause, the participant will not be eligible for any incentive compensation award under the Incentive Plan.

Payments under the Incentive Plan are subject to the Company’s Clawback Policy described below.

Qualified Retirement Plans

The named executive officers participate with other eligible employees in the Company’s three qualified retirement plans. Every participant’s benefits are determined under the specific provisions of each of the plans. These plans are discussed in greater detail under “Compensation of Our Named Executive Officers – Retirement Plans – Qualified Retirement Plans.”

Nonqualified Salary Continuation Plan

In 2006, the Company established a nonqualified salary continuation plan designed to supplement the retirement benefits of those more highly compensated executive officers who, because of legal limitations, are unable to participate fully in the Company’s qualified retirement plans. As part of the nonqualified salary continuation plan, the Company has entered into salary continuation plan agreements, which have been amended from time to time, with a group of selected executive officers.

Assuming retirement at normal retirement age (age 65), contributions to the salary continuation plan are sufficient to provide the greater of lifetime or 15 years of annual supplemental retirement income payments equal to 25.0% of final average salary (based on 2008 annual salary, adjusted by a pre-retirement inflation factor of 4%) for Mr. Denardo, 27.3% of final average salary (based on 2021 annual salary, adjusted by a pre-retirement inflation factor of 4%) for Mr. Skeens, 25.0% of final average salary (based on 2021 annual compensation, adjusted by a pre-retirement inflation factor of 4%) for Mr. Mylum, and 22.2% of final average salary (based on 2021 annual salary, adjusted by a pre-retirement inflation factor of 4%) for Ms. Ramsey. Final average salary is equal to the projected average salary for the five years prior to the normal retirement age.

In 2006, the Company entered into a salary continuation plan agreement with Mr. Denardo that provides for the payments described above. In 2016, the Company entered into a separate additional salary continuation plan agreement with Mr. Denardo. Assuming retirement at the normal age (age 70 for this agreement), the 2016 agreement provides an additional $17,512 annual benefit payable for the greater of 15 years or lifetime. Both salary continuation plan agreements with Mr. Denardo are in payout status.

The nonqualified salary continuation plan and related agreements are discussed in greater detail under “Compensation of Our Named Executive Officers – Retirement Plans – Nonqualified Retirement Plan.”

Board of Directors Fees

Mr. Denardo received the same compensation as outside directors for serving as a director of the Company and its subsidiaries from January through October 2022. Starting in November 2022, no director who is also an employee of the Company or any subsidiary will receive additional compensation for service as a director of the Company or any of its subsidiaries. See also “Corporate Governance Matters.”

Perquisites and Other Personal Benefits

The Compensation Committee has determined that Mr. Denardo, as President and Chief Executive Officer, should receive a comprehensive and competitive total compensation package, including perquisites. During 2022, these perquisites were limited to a Company-owned automobile, which facilitates business travel, as well as Virginia Tech football tickets and club memberships which assist Mr. Denardo with marketing and business development efforts. Mr. Denardo determines the perquisites available to the other named executive officers.

Other Policies and Practices

Clawback Policy	The Company has adopted a clawback policy applicable to our named executive officers. Under the clawback policy, the Compensation Committee may, in its reasonable discretion, require an executive officer to reimburse the Company for the amount of any payment previously received by such officer under a cash bonus plan as well as an equity compensation plan. This type of reimbursement is often called a “clawback.” The clawback would apply if the Company is required to restate financial statements for any year in the three-year period preceding the date on which the Company would be required to prepare a restatement, regardless of whether such restatement was a result of an officer’s intentional misconduct or gross negligence. Once Nasdaq adopts and implements a final rule for clawback policies as directed by the SEC and mandated by the Dodd-Frank Act, the Company will modify its existing policy as necessary.

Prohibition on Hedging	Executive officers and directors are prohibited from engaging in short sales of Company stock and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Company stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company stock such as zero-cost dollars and forward sales contracts.

Prohibition on Pledging	Executive officers and directors are prohibited from pledging Company stock as collateral for any loan or holding Company stock in a margin account.

Compensation Risk Assessment	The Compensation Committee oversees a periodic risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2022, the Compensation Committee concluded that the Company’s compensation programs were appropriately balanced to mitigate compensation-related risk with cash elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including clawback provisions and prohibitions on stock pledging and hedging activities, as described above. Furthermore, the Compensation Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk-taking.

Compensation Committee Interlocks and Insider Participation	No director who serves on the Compensation Committee is an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company, the Bank or NBFS serves as a director of another entity which has an executive officer serving on the Compensation Committee. No executive officer of the Company, the Bank or NBFS serves as a member of the compensation committee of another entity which has an executive officer who serves as a director or member of our Compensation Committee. None of the members of the Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with the Company or its subsidiaries, except as explained in “Corporate Governance Matters-Director Independence; Certain Relationships and Related Transactions.”

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to the individuals who served as the Company’s named executive officers for the fiscal year ended December 31, 2022.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)
F. Brad Denardo	2022	587,714	—
Chairman, President & CEO – Company	2021	517,333	—
(Principal Executive Officer)
Chairman, President & CEO – Bank
Chairman, President & CEO – NBFS
Lora M. Jones(4)	2022	147,600	—
Treasurer & CFO – Company	2021	—	—
(Principal Financial Officer)
Paul M. Mylum	2022	248,187	—
Executive Vice President/Chief Lending Officer – Bank	2021	202,500	—
Lara E. Ramsey	2022	168,116	—
Executive Vice President/Chief Operating Officer – Bank	2021	139,397	—
Corporate Secretary – Company / Bank
David K. Skeens	2022	208,422	—
Senior Vice President/ Senior Operations, Risk and Technology Officer – Bank	2021	185,150	—

Summary Compensation Table (continued)
Name	Year	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
F. Brad Denardo	2022	156,000	—	70,258	813,972
	2021	149,040	185,690	87,041	939,104
Lora M. Jones	2022	26,530	—	16,020	190,150
	2021	—	—	—	—
Paul M. Mylum	2022	41,200	—	23,088	312,475
	2021	40,000	118,928	21,474	382,902
Lara E. Ramsey	2022	28,222	—	16,742	213,080
	2021	27,400	79,425	14,771	260,993
David K. Skeens	2022	37,120	—	19,823	265,365
	2021	28,832	85,995	19,660	319,637

(1)	Consists of cash bonus payments earned by the officer pursuant to the Company’s Incentive Plan for the respective year.
(2)

Consists of changes in the actuarial present fair value in the National Bankshares, Inc. Retirement Income Plan and in the Officers Salary Continuation Plan for each officer. For the year ended December 31, 2022, the actuarial present value of the accumulated benefits under such plans decreased by $213,534 for Mr. Denardo, $51,024 for Ms. Jones, $74,798 for Mr. Mylum, $138,300 for Ms. Ramsey and $209,284 for Mr. Skeens, which amounts are not reflected in the column above. All changes in values are based on reports from independent advisors, using the assumptions described in the “Retirement Plans—Qualified Retirement Plans—National Bankshares, Inc. Retirement Income Plan” and “Retirement Plans—Nonqualified Retirement Plan—Officers Salary Continuation Plan” sections of this proxy statement.

(3)	Additional information about “All Other Compensation” for the executive officers is provided in the following table.
(4)	Ms. Jones was appointed Chief Financial Officer of the Company and of the Bank in May 2022.

Detail of All Other Compensation
Name	Year	Directors Fees ($)(1)	Matching Contribution Under National Bankshares, Inc. Retirement Accumulation Plan ($)	Contribution Under National Bankshares, Inc. Employee Stock Ownership Plan ($)	Perquisites ($)(2)	Total All Other Compensation ($)
F. Brad Denardo	2022	27,500	15,250	12,945	14,563	70,258
	2021	47,800	14,500	11,557	13,184	87,041
Lora M. Jones	2022	—	8,665	7,355	—	16,020
	2021	—	—	—	—	—
Paul M. Mylum	2022	—	12,488	10,600	—	23,088
	2021	—	11,950	9,524	—	21,474
Lara E. Ramsey	2022	—	9,055	7,687	—	16,742
	2021	—	8,220	6,551	—	14,771
David K. Skeens	2022	—	10,722	9,101	—	19,823
	2021	—	10,940	8,720	—	19,660

See “All Other Compensation” in the Summary Compensation Table above.

(1)	Director’s fees for Mr. Denardo include fees from the Company and the Bank from January through October 2022.
(2)	In 2022, perquisites for Mr. Denardo’s totaled $7,859 for personal use of a Company-owned automobile and $6,703 for club dues and Virginia Tech football tickets.

Employment Agreements and Change in Control Arrangements

The Company’s Chairman, President and Chief Executive Officer, F. Brad Denardo, has been employed by the Company and its subsidiaries for many years. He has provided guidance in the growth and long-term development of the Company’s business. His experience and knowledge of the operations and customs of the Company is a benefit to the future success of the Company. As an inducement to his continued employment, the Board of Directors determined that the Company should enter into an employment agreement with Mr. Denardo. The Board also approved the change in control provisions contained in Mr. Denardo’s employment agreement in part to ensure that the Company would be more likely to retain his services during periods of uncertainty resulting from significant ownership changes, should they occur.

The Company and Mr. Denardo entered into an executive employment agreement on December 17, 2008, which agreement was amended and restated on March 11, 2015, with an effective date of January 1, 2015. Pursuant to the terms of the employment agreement, Mr. Denardo was named the Company’s Executive Vice President at an initial annual base salary of $360,000. The agreement also provides for his service in any other executive or management position with the Company and its affiliates, and for cash bonuses and stock-based awards in such amounts as may be determined by the Company’s Board of Directors or a committee thereof. The employment agreement had an initial two-year term and continues for successive one-year terms unless either party provides notice of non-renewal at least one year prior to the end of the then-current term.

If the Company terminates Mr. Denardo’s employment without “Cause” or if he resigns for “Good Reason” (as those terms are defined in the employment agreement), he will be entitled to receive for 24 months following his termination (i) monthly salary continuation payments based on his highest annual base salary in effect at any time during the term of his agreement and (ii) on a monthly basis, all welfare and executive benefits he was receiving at the time of termination, subject to the terms of the Company’s plans and programs. Mr. Denardo will also be entitled to receive, in a lump sum payment, an amount equal to (i) his base salary through the date of termination, (ii) any incentive or bonus compensation earned but not paid, (iii) the product of his last annual bonus paid or payable and a fraction, the numerator of which is the number of days in the then-current year through the date of termination and the denominator of which is 365, and (iv) any other benefits or awards that have been earned or become payable, but which have not yet been paid to Mr. Denardo (the “Accrued Obligations”).

The employment agreement also contains provisions which can have the effect of prolonging, enhancing and accelerating Mr. Denardo’s compensation and benefits under certain circumstances involving a “Change in Control” of the Company (as the term is defined in the agreement). The term of the employment agreement is automatically extended for three years from the date of a Change in Control and Mr. Denardo is entitled to continue to receive compensation and benefits during that period as set forth in the employment agreement, except that he becomes entitled to minimum annual stock-based awards equal to 30% of his base salary. If within two years after a Change in Control, Mr. Denardo’s employment is terminated by the Company without Cause or by him for Good Reason, he becomes entitled to receive a lump sum salary continuation payment equal to 2.99 times his average annual compensation includable in his annual gross income for the period of five years preceding the Change in Control (the “Salary Continuation Benefit”). If such a termination occurs at or after the two-year anniversary of the Change in Control (or if the Change in Control is not considered a “change in control event” for purposes of Internal Revenue Code Section 409A), the Salary Continuation Benefit will instead be paid in equal monthly installments over a 24-month period. If Mr. Denardo’s employment is terminated by the Company without Cause or by him for Good Reason after a Change in Control at any time the agreement is in effect, he also is entitled to receive any Accrued Obligations, welfare and executive benefits for 36 months, and certain enhancements to his retirement benefits as set forth in the employment agreement. The agreement provides that if amounts payable to Mr. Denardo in connection with a Change in Control would result in certain adverse tax consequences under the Internal Revenue Code, payments under the agreement will be reduced to the extent necessary to avoid imposition of such tax consequences.

The employment agreement provides that all payments under the agreement are intended either to be outside the scope of Internal Revenue Code Section 409A or to comply with its provisions.

The employment agreement contains provisions requiring Mr. Denardo to maintain the confidentiality of Company information. The agreement also provides that Mr. Denardo will not compete with the Company for 24 months after ceasing employment, unless the termination is by the Company without Cause or by him for Good Reason following a Change in Control.

Potential Payments Upon Termination Before or After a Change in Control

The following table provides information on the potential payments to the named executive officers upon termination of employment before or after a change in control of the Company, assuming the termination or change in control occurred on December 31, 2022.

Name	Benefit	Before Change in Control Termination Without Cause or Resignation For Good Reason ($)		After Change in Control Termination Without Cause or Resignation For Good Reason ($)		Long-Term Incapacity ($)		Death ($)
F. Brad Denardo	Post-Termination Compensation	587,714		1,412,518		—		—
	Welfare & Executive Benefits Continuation	36,949		73,898		—		—
	Officers Salary Continuation Plan	—		—		—		—

	Total Value:	624,663		1,486,416		—		—

Lora M. Jones	Post-Termination Compensation	—		—		—		—
	Welfare & Executive Benefits Continuation	—		—		—		—
	Officers Salary Continuation Plan	—		—		—		—

	Total Value:	—		—		—		—

Paul M. Mylum	Post-Termination Compensation	—		—		—		—
	Welfare & Executive Benefits Continuation	—		—		—		—
	Officers Salary Continuation Plan	36,923	(1)	55,844	(2)	36,923	(3)	70,000	(4)

	Total Value:	36,923		55,844		36,923		70,000

Lara E. Ramsey	Post-Termination Compensation	—		—		—		—
	Welfare & Executive Benefits Continuation	—		—		—		—
	Officers Salary Continuation Plan	24,351	(1)	27,817	(2)	24,351	(3)	45,000	(4)

	Total Value:	24,351		27,817		24,351		45,000

David K. Skeens	Post-Termination Compensation	—		—		—		—
	Welfare & Executive Benefits Continuation	—		—		—		—
	Officers Salary Continuation Plan	40,297	(1)	46,632	(2)	40,297	(3)	68,940	(4)

	Total Value:	40,297		46,632		40,297		68,940

(1)

The Officers Salary Continuation Plan early termination benefit is an annual amount commencing at normal retirement age payable to the officer for the longer of life or to the officer’s beneficiary for up to 15 years.

(2)

The Officers Salary Continuation Plan change in control benefit is an annual amount commencing at termination of employment payable to the officer for the longer of life or to the officer’s beneficiary for up to 15 years.

(3)

The Officers Salary Continuation Plan disability benefit is an annual amount commencing at normal retirement age payable to the officer for the longer of life or to the officer’s beneficiary for 15 years.

(4)	The Officers Salary Continuation Plan death benefit is an annual amount commencing at death payable to the officer’s beneficiary for 15 years.

The table above does not provide information on the present value of accumulated benefits for each officer under the National Bankshares, Inc. Retirement Income Plan. Such benefits are vested and are not affected by termination of employment or a change in control of the Company. See “Pension Benefits Table” for more information.

Retirement Plans

The Company maintains several qualified and nonqualified employee benefit plans for employees of participating employers in the plans. These benefit plans are described below.

Qualified Retirement Plans

National Bankshares, Inc. Retirement Income Plan. Until December 31, 2001, the Bank maintained a tax-qualified, noncontributory defined benefit retirement plan for qualified employees called the National Bank of Blacksburg Retirement Income Plan (the “NBB Plan”). Effective on December 31, 2001, the NBB Plan was amended; its name was changed to the National Bankshares, Inc. Retirement Income Plan (the “NBI Plan”); and the Bank of Tazewell County Employee Pension Plan (the “BTC Plan”) was merged into the NBI Plan. The NBB (now NBI) Plan became effective on February 1, 1984, when the Bank amended and restated its previous pension plan.

This plan covers all officers and employees of the Company and its subsidiaries who have reached age 21 and have had one year of eligible service on the January 1 or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting. Prior to the December 31, 2001 plan amendment, retirement benefits at the normal retirement age of 65 were calculated at 66% of the employee’s average monthly compensation multiplied by the number of years of service, up to a maximum of 25 years. After December 31, 2001, retirement benefits at the normal retirement age are calculated at 1.75% of average monthly compensation multiplied by the number of years of service, up to 35 years. Added to this is 0.65% of “excess monthly average compensation” (defined in the NBI Plan as the amount of the average monthly compensation that is in excess of a participant’s monthly Social Security covered compensation, generally the rounded average of the Social Security taxable wage bases) multiplied by the number of years of service, up to 35 years. The benefit formula was amended again in 2008 to reduce the benefit formula for future accruals to 1.00% of monthly compensation, multiplied by the number of years of service up to 35 years. Average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee’s final 10 years of employment. Retirement benefits under the NBI Plan are normally payable in the form of a straight life annuity, with 10 years guaranteed; but other payment options may be elected. Benefits accrued by participants in the NBB Plan and in the BTC Plan prior to December 31, 2001, will be calculated based upon compensation and service under the old NBB Plan and BTC Plan formulas. Benefits accrued by participants after January 1, 2002, are calculated under the NBI Plan formulas. The compensation covered by the NBI Plan includes the total of all amounts paid to a participant for personal services reported on the participant’s federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994. For 2022, the limit on compensation was $305,000.

National Bankshares, Inc. Employee Stock Ownership Plan. The Company sponsors a non-contributory Employee Stock Ownership Plan in which the Bank and NBFS were participating employers for 2022. All full-time employees who are over the age of 21 and who have been employed for one year are eligible to participate. Contributions under the ESOP are discretionary for each participating employee and participants are not permitted to make contributions to the plan. Contributions are allocated to a participant’s account based upon a participant’s covered compensation, which is W-2 compensation. The contributions are fully vested after three years.

National Bankshares, Inc. Retirement Accumulation Plan. The Company sponsors the National Bankshares, Inc. Retirement Accumulation Plan which qualifies under Internal Revenue Code Section 401(k) (the “401(k) plan”). For 2022, the Bank and NBFS were participating employers. All full-time employees who have six months of service and who are over the age of 21 are eligible to participate. Participants may contribute up to 100% of their total annual compensation to the plan, subject to Internal Revenue Code deferral annual dollar limits. Employee contributions are matched by the employer at 100% for the first 4% of salary contributed and at 50% of the next 2% of salary contributed. Employees are fully vested at all times in contributions and employer match sums.

Nonqualified Retirement Plan

Officers Salary Continuation Plan. In 2006, the Bank entered into salary continuation agreements with a select group of bank officers, including Mr. Denardo, Mr. Skeens and Ms. Ramsey. In 2013, the Bank entered into a salary continuation agreement with Mr. Mylum. The Salary Continuation Plan benefits are funded by investments in bank subsidiary-owned life insurance policies on the lives of the participating officers. The officers and their beneficiaries are unsecured creditors of the Company and of the Bank with respect to the benefits under the Salary Continuation Plan.

Each of the salary continuation agreements provides an annual benefit for the participating officer at normal retirement age (defined as age 65) while in the active service of the Company. The salary continuation agreement benefits approximate 25.0% of final average salary based on 2008 annual salary, adjusted for inflation, for Mr. Denardo; 27.3% of final average salary based on 2021 annual salary, adjusted for inflation, for Mr. Skeens; 25.8% of final average salary based on 2021 annual salary, adjusted for inflation, for Mr. Mylum; and 22.2% of final average salary based on 2021 annual salary, adjusted for inflation, for Ms. Ramsey. The benefit is payable for the greater of 15 years or the officer’s lifetime. If the officer dies before receiving the annual benefit for 15 years, the benefit is paid to his or her beneficiary for the remainder of that period. A reduced benefit is available upon the officer’s early termination if he or she is 50 years of age or older, upon disability or upon a change in control of the Company. “Early termination,” “disability” and “change in control” are defined in the salary continuation agreements. A death benefit that is equal in amount to the annual retirement benefit is paid to the officer’s beneficiary for 15 years in the event of the officer’s death while an active employee. No benefit is payable if the officer is terminated for “cause”, as that term is defined in the agreements.

Under his salary continuation agreement, in 2017, Mr. Denardo became entitled to receive annual payments of $72,488 as a result of his achieving normal retirement age. On August 1, 2017, at age 65, Mr. Denardo began receiving monthly payments of $6,040.67 based on his agreement. In 2016, the Bank entered into a new and additional salary continuation agreement with Mr. Denardo (the “2016 Agreement”). The 2016 Agreement provides an additional annual benefit for Mr. Denardo at normal retirement age (defined as age 70) that is payable for the greater of 15 years or the executive’s lifetime and provides for similar provisions related to beneficiaries and reduced or elimination of benefits upon occurrence of certain events as his 2006 agreement. On August 1, 2022, at 70, Mr. Denardo began receiving additional monthly payments of $1,459.33 based on the 2016 Agreement.

Mr. Skeens’ agreement provides that he will be paid $68,940 annually at his normal retirement age, which will occur in 2031. Mr. Mylum will be paid $70,000 annually at his normal retirement age, which will occur in 2031. Ms. Ramsey’s agreement provides that she will be paid $45,000 annually at her normal retirement age, which will occur in 2033.

Pension Benefits Table

The following table provides additional information about the pension benefits from the National Bankshares, Inc. Retirement Income Plan and from the Officers Salary Continuation Plan for Mr. Denardo, Ms. Jones, Mr. Mylum, Ms. Ramsey and Mr. Skeens.

Pension Benefits Table
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
F. Brad Denardo	Company Retirement Income	39	2,086,096	—
	Officers Salary Continuation	n/a	836,422	79,785

Lora M. Jones	Company Retirement Income	12	79,339	—
	Officers Salary Continuation	n/a	—	—

Paul M. Mylum	Company Retirement Income	16	463,604	—
	Officers Salary Continuation	n/a	256,588	—

Lara E. Ramsey	Company Retirement Income	26	408,831	—
	Officers Salary Continuation	n/a	171,015	—

David K. Skeens	Company Retirement Income	32	596,071	—
	Officers Salary Continuation	n/a	274,959	—

PAY VERSUS PERFORMANCE

Pay versus Performance Table

As required by SEC rules, the following table provides information on total compensation and compensation “actually paid” to our principal executive officer (“PEO”) and to our other named executive officers (“NEOs”) for the fiscal years ended December 31, 2022 and December 31, 2021, and (i) the cumulative shareholder return on our common stock and (ii) our net income over the same time period. This information is presented based on methodology that has been prescribed by the SEC.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income
2022	$813,972	$840,459	$245,268	$262,755	$139.53	$25,932,000
2021	$939,104	$778,831	$288,788	$232,437	$119.01	$20,382,000

(1)	During 2022 and 2021, F. Brad Denardo was our PEO.
(2)	The following table sets forth the adjustments made during each year represented in the table above to arrive at compensation “actually paid” to our PEO during each of the years in question:

Adjustments to determine compensation “actually paid” for PEO	2022	2021
Deduction for amounts reported for aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	$0	-$	185,690
Increase for service cost, calculated as the actuarial present value of each benefit under all such plans attributable to services rendered during year	$26,487		$25,417
Increase for prior service cost, calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the year that are attributed by the benefit formula to services rendered in periods prior to the amendment	$0		$0

Total Adjustments	$26,487	-$	160,273

(3)

During 2022, our other NEOs consisted of Lora M. Jones, Paul M. Mylum, Lara E. Ramsey and David K. Skeens. During 2021, our other NEOs consisted of Rebecca M. Melton, Mr. Mylum, Ms. Ramsey and Mr. Skeens. The 2021 average summary compensation table total has been adjusted upward to correct an inadvertent error in the summary compensation table included in the Company’s 2021 proxy statement. Under the “Total” column in such table, the amount for Ms. Melton should have been reported as $191,621. The amount was incorrectly reported as $159,194 because the negative change in pension value of $32,427 was mistakenly deducted from Ms. Melton’s total compensation.

(4)

The following table sets forth the adjustments made during each year represented in the table above to arrive at average compensation “actually paid” to our other NEOs during each of the years in question:

Adjustments to determine compensation “actually paid” for non-PEO NEOs	2022	2021
Deduction for amounts reported for aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	$0	-$	71,087
Increase for service cost, calculated as the actuarial present value of each benefit under all such plans attributable to services rendered during year	$17,487		$14,735
Increase for prior service cost, calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the year that are attributed by the benefit formula to services rendered in periods prior to the amendment	$0		$0

Total Adjustments	$17,487	-$	56,352

(5)

Total shareholder return is calculated assuming a fixed investment of $100 in the Company’s common stock based on the closing price on December 31, 2020, the last trading day prior to January 1, 2021, assuming reinvestment of dividends, through and including the end of each fiscal year. The amount for 2021 represents the one-year total shareholder return and the amount for 2022 represents the two-year total shareholder return.

Relationship between Financial Performance and Executive Compensation

As described in more detail under “Executive Compensation—What Guides Our Program” and “Executive Compensation—Executive Compensation Decisions in 2022,” our executive compensation program strives to support the long-term interests of shareholders by retaining and motivating an experienced and talented leadership team. The Company’s compensation decisions are focused primarily on the Company’s long-term performance and, therefore, compensation paid for a particular year may not directly reflect the Company’s performance for that year. The Compensation Committee and the Board have recently approved a redesigned executive compensation program intended to more directly align executive compensation with Company performance. These changes, which will be effective in 2023, are described in further detail under “Executive Compensation—Executive Summary—Summary of Recent Changes.”

In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section compares the compensation “actually paid,” which is defined in SEC rules and described above, to the Company’s total shareholder return and net income for fiscal years 2022 and 2021.

Principal Executive Officer

From 2021 to 2022, compensation “actually paid” to the PEO increased by $61,628, or 7.9%. Over the same period, the Company’s total shareholder return increased by approximately 17.2% and net income increased by approximately 27.2%. Excluding the impact of a one-time gain on a private equity investment of $3.82 million during 2022, net income grew by approximately 12.4% over net income in 2021. Accordingly, the increase in compensation “actually paid” to the PEO from 2021 to 2022 was generally aligned with the increases in the Company’s total shareholder return and net income over the same period.

Other Named Executive Officers

From 2021 to 2022, compensation “actually paid” to the other NEOs increased by $30,318, or approximately 13.0%. As noted above, over the same period, the Company’s total shareholder return increased by approximately 17.2% and net income increased by approximately 27.2%. Excluding the impact of a one-time gain on a private equity investment of $3.82 million during 2022, net income grew by approximately 12.4% over net income in 2021. Accordingly, the increase in compensation “actually paid” to the other NEOs from 2021 to 2022 was closely aligned with the increases in the Company’s total shareholder return and net income over the same period.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based on a review of filings with SEC, the Company is not aware of any holders of more than 5% of its common stock.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table presents the beneficial ownership of the Company’s common stock as of March 8, 2023, by each director, nominee and executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. Except as otherwise noted, the named individual has sole voting and investment power with respect to the stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned as of March 8, 2023		Percentage of Class
Lawrence J. Ball	12,000		*
F. Brad Denardo	37,716	(1) (2)	*
John E. Dooley	10,597	(2)	*
Michael E. Dye	3,307	(2)	*
Norman V. Fitzwater, III	7,000	(2)(3)	*
Charles E. Green, III	46,238	(2)(3)	*
Mildred R. Johnson	4,000	(3)	*
Lora M. Jones	1,158	(1)	*
Mary G. Miller	6,250		*
Paul M. Mylum	1,524	(1)	*
William A. Peery	12,998	(3)	*
Lara E. Ramsey	5,924	(1)(2)	*
Glenn P. Reynolds	8,589	(3)	*
David K. Skeens	10,603	(1)	*
James C. Thompson	8,222		*
All current directors and executive officers as a group (16 persons)	176,439		3.00%

*	Represents less than 1% of the Company’s outstanding common stock.
(1)	Includes shares owned through the National Bankshares, Inc. Employee Stock Ownership Plan as follows:

Mr. Denardo, 20,045 shares; Ms. Jones, 1,158 shares; Mr. Mylum, 1,524 shares; Ms. Ramsey, 5,782 shares; and Mr. Skeens, 10,541 shares.

(2)	Includes shares owned jointly with spouse: Mr. Denardo, 485 shares; Dr. Dooley, 10,597 shares; Mr. Dye, 2,307 shares; Mr. Fitzwater, 6,500 shares; Mr. Green, 12,658 shares; and Ms. Ramsey 142 shares.
(3)

Includes shares held by affiliated companies, spouses and dependent children, or as custodians or trustees, as follows: Mr. Fitzwater, 500 shares; Mr. Green, 12,480 shares; Ms. Johnson, 1,235 shares; Mr. Peery, 7,332 shares; and Mr. Reynolds, 3,033 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of all forms filed.

To our knowledge and based on the written representations of our directors and executive officers, during the past fiscal year our directors and executive officers complied with all applicable Section 16(a) filing requirements except that Mr. Dye filed one late report reporting one transaction.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the year ending December 31, 2023, the Audit Committee of the Board of Directors has appointed Yount, Hyde & Barbour, P.C., (“YHB”) as the independent registered public accounting firm to audit the Company’s financial statements and its internal controls over financial reporting, subject to ratification by the Company’s shareholders. YHB has acted as the Company’s independent registered public accounting firm for many years.

The selection of YHB as the Company’s independent auditors is not required to be submitted to a vote of the shareholders for ratification. The Company is doing so because it believes that it is a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection of YHB, the Audit Committee will reconsider whether to retain YHB, and may retain that firm or another firm without re-submitting the matter to the shareholders. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that a change would be in the Company’s best interests.

Representatives of YHB are expected to be at the Annual Meeting of Shareholders. Those representatives will have the opportunity to make a statement at the meeting and to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED WHITE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

Principal Accounting Fees and Services

The following fees were paid to YHB for services provided to the Company for the years ended December 31, 2022 and December 31, 2021. The Audit Committee determined that the provision of non-audit services by YHB did not compromise the firm’s ability to maintain its independence.

	2022		2021
	Fees ($)	Percentage	Fees ($)	Percentage
Audit fees	163,225	81%	134,700	80%
Audit-related fees	25,900	13%	23,550	14%
Tax fees	11,220	6%	10,175	6%

	200,345	100%	168,425	100%

Audit fees: Audit and review services, review of documents to be filed with the SEC and the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act.

Audit-related fees: Employee benefit plan audits and, in 2022, consultation regarding implementation of the new credit losses accounting standard.

Tax fees: Preparation of federal and state tax returns, and consultation concerning tax compliance issues. No tax services are performed by YHB to the Company for its directors or executive officers.

The Company did not pay YHB any fees other than as stated in table.

The Audit Committee meets and specifically approves in advance the provision of all services of YHB.

Audit Committee Report

The Audit Committee has a charter that reflects standards set forth in SEC regulations and Nasdaq listing rules, and it is posted on the Company’s website at www.nationalbankshares.com.

The Audit Committee monitors the integrity of the Company’s financial reporting process and its systems of internal controls concerning finance, accounting and legal compliance. Each of the Audit Committee members satisfies the definition of an independent director under SEC rules and as established in the listing standards for Nasdaq. Although each member of the Audit Committee has extensive business experience, the committee has identified Mr. Ball as the “audit committee financial expert” because he has a background involving significant financial oversight responsibilities.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2022, the Audit Committee:

•	Monitored the preparation of quarterly and annual financial reports by the Company’s management.

•

Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2022 with management and YHB, the Company’s independent registered public accountant.

•	Discussed with management, YHB and the Company’s Corporate Auditor the adequacy of the system of internal controls.

•	Discussed with YHB the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

•

Received written disclosures and a letter from YHB as required by applicable requirements of the PCAOB regarding YHB’s communications with the Audit Committee concerning independence. The Audit Committee discussed with YHB its independence.

•	Conducted an assessment of the Company’s relationship with YHB and evaluated YHB’s performance and the quality of audits.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report was prepared by the following directors who compose the Audit Committee:

Lawrence J. Ball (Chair)

John E. Dooley

Norman V. Fitzwater, III

Charles E. Green, III

James C. Thompson

OTHER MATTERS

Shareholder Proposals for the 2024 Annual Meeting

To be considered for inclusion in the proxy materials of the Company for the 2024 Annual Meeting of Shareholders, a shareholder proposal, including a director nomination, intended to be presented at the meeting must be delivered to or received by mail at the Company’s headquarters at 101 Hubbard Street, Blacksburg, Virginia, 24060 no later than 120 days prior to the one-year anniversary of the date this proxy statement is released to shareholders, or November 25, 2023. Such proposal also must comply with the SEC’s rules regarding shareholder proposals. In addition, the Company’s bylaws provide that a shareholder must give timely advance notice in writing to the President in order to bring business before an annual meeting of shareholders, if the proposal is not to be included in the Company’s proxy statement. To bring business before an annual meeting of shareholders, such notice must be delivered to or received by mail at the Company’s headquarters at 101 Hubbard Street, Blacksburg, Virginia 24060 not less than 60 nor more than 90 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 70 days prior to the date of the meeting). Based upon an anticipated date of May 14, 2024 for the 2024 Annual Meeting of Shareholders, the Company must receive any notice of nomination or other business no later than March 14, 2024 and no earlier than February 14, 2024.

In addition to satisfying the requirements under our bylaws with respect to advance notice of any nomination, to comply with universal proxy rules any shareholder that intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with SEC Rule 14a-19 must provide notice so that the Corporate Secretary of the Company receives it no later than 60 days prior to the one-year anniversary of the Annual Meeting, or March 10, 2024.

Other than the proposals contained in this proxy statement, the Board of Directors has not received timely notice of any other matter that may come before the 2023 Annual Meeting.

Annual Report

NATIONAL BANKSHARES, INC. IS PROVIDING SHAREHOLDERS WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, INCLUDING FINANCIAL STATEMENTS (BUT NOT INCLUDING EXHIBITS), FREE OF CHARGE, WITH THIS PROXY STATEMENT. SHAREHOLDERS AS OF THE RECORD DATE MAY OBTAIN ADDITIONAL COPIES OF THE FORM 10-K AND COPIES OF EXHIBITS TO THE FORM 10-K BY MAKING A WRITTEN REQUEST TO: LARA E. RAMSEY, CORPORATE SECRETARY, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company, the Bank and NBFS may solicit proxies personally or by telephone, facsimile, email or other electronic means without additional compensation. Additional information about persons who are participants in this proxy solicitation is set forth in Appendix B. It is contemplated that brokerage houses and other nominees will be requested to forward proxy solicitation material to the beneficial owners of our common stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this connection.

The Company has retained Georgeson LLC to assist in the proxy solicitation for a fee not to exceed $120,000, plus certain related expenses. The parties’ engagement letter contains confidentiality, indemnification and other provisions that we believe are customary for this type of engagement. Georgeson LLC estimates that approximately 20 of its employees will assist in our proxy solicitation. Our aggregate expenses, including those of Georgeson LLC, related to our solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the proxy contest initiated by Driver, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $735,000, of which the Company estimates it has incurred approximately $435,000 to date. In addition, Driver has indicated that, if Driver is successful in its proxy solicitation, Driver intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

Lara E. Ramsey
Corporate Secretary

Blacksburg, Virginia

March 22, 2023

APPENDIX A

NATIONAL BANKSHARES, INC.

2023 STOCK INCENTIVE PLAN

1. Purpose; Eligibility.

(a) General Purpose. The purpose of the National Bankshares, Inc. 2023 Stock Incentive Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and Consultants, through the use of stock and stock-based incentives. The Company believes that ownership of Company Stock will incentivize the efforts of those persons upon whose judgment, interest and efforts the Company and its Affiliates depend for the successful conduct of their businesses and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

(b) Eligible Award Recipients. Any employee, director or Consultant of the Company or an Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits, financial success or growth of the Company or the Affiliate is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Participants and to determine for each Participant the terms, conditions and nature of an Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.

(c) Available Awards. Awards of Options, Restricted Stock, Restricted Stock Units and Stock Awards may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(d) Date of Adoption, Effective Date. The Plan was adopted by the Board of Directors of the Company on March 8, 2023, and will become effective upon the date of the Plan’s approval by the shareholders of the Company (the approval date, the “Effective Date”).

2. Certain Definitions. The following terms have the meanings indicated:

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. A corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company. For purposes of an Incentive Stock Option, “Affiliate,” refers to a “parent corporation” or “subsidiary corporation” within the meaning of Treasury Regulations under Section 424 of the Code.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate is required to withhold (not in excess of the maximum applicable statutory withholding rate) in connection with any exercise of an Option, or the award, lapse of restrictions or payment with respect to any Award.

(d) Award. The award of an Option, Restricted Stock, Restricted Stock Unit or Stock Award under the Plan.

(e) Award Agreement. Any agreement, contract, certificate or other written instrument or document (which may be in electronic form) evidencing the terms and conditions of an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f) Board. The Board of Directors of the Company.

(g) Cause. With respect to any employee or Consultant: (1) if the employee or Consultant is a party to an employment agreement or consulting agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause, the definition of Cause contained in the Award Agreement. In all other cases, Cause shall mean:

(i) Continual or deliberate neglect by the Participant in the performance of his material duties and responsibilities as established from time to time by the Company, or the Participant’s repeated failure or refusal to follow reasonable instructions or policies of the Company after being advised in writing of such failure or refusal and being given a reasonable opportunity and period (as determined by the Company) to remedy such failure or refusal;

(ii) Conviction of, indictment for (or its procedural equivalent), entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment, or the commission of an act of embezzlement or fraud against the Company or an Affiliate;

(iii) Violation in any material respect of any code or standard of conduct generally applicable to employees of the Company or an Affiliate after being advised in writing of such violation and being given a reasonable opportunity and period (as determined by the Company) to remedy such violation;

(iv) Dishonesty of the Participant with respect to the Company, or breach of a fiduciary duty owed to the Company; or

(v) The willful engaging by the Participant in conduct that is reasonably likely to result, in the good faith judgment of the Company, in material injury to the Company, monetarily, reputationally or otherwise.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause. Notwithstanding the foregoing, with respect to any director, a determination that the director has engaged in conduct that is covered by the definition of Cause shall be made by a majority of the disinterested Board members.

(h) Change in Control. A Change in Control shall be deemed to have occurred if one of the following has occurred at any time after the Award is granted:

(i) The acquisition by any Person (as defined below) of beneficial ownership of 30% or more of the then outstanding shares of Company Stock;

(ii) Individuals who constitute the Board on the Effective Date of the Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company;

(iii) Consummation by the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(A) more than 50% of the then outstanding shares of common stock (or similar equity interest) of the corporation (or other entity) resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Company in substantially the same proportions to each other as their ownership existed in the Company immediately prior to the Reorganization; and

(B) at least a majority of the members of the board of directors (or similar governing body) of the corporation (or other entity) resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv) The complete liquidation or dissolution of the Company, or the sale, disposition, transfer or assignment of all or substantially all of the assets of the Company and its Affiliates to a third party.

For purposes of this Section 2(h), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(i) Code. The Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(j) Committee. The Committee appointed by the Board to administer the Plan pursuant to Section 16 of the Plan, or if no such Committee has been appointed, the Board.

(k) Company. National Bankshares, Inc., a Virginia corporation.

(l) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m) Consultant. A person or entity rendering consulting or advisory services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code or a director of the Company or an Affiliate.

(n) Date of Grant. The effective date of an Award granted by the Committee.

(o) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(p) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, Fair Market Value shall be the closing price for the Company Stock on the date as of which Fair Market Value is determined for any purpose under the Plan (or if no trades were reported the closing price on the immediately preceding date on which the Company Stock was traded) as reported by such exchange or stock market system or such other source as the Committee deems reliable.

(ii) If the Company Stock is not then listed on any established stock exchange or quoted on any established stock market system or if, in the opinion of the Committee, the method set forth in (i) is otherwise inapplicable or inappropriate for any reason, Fair Market Value shall be the fair market value of a share of Company Stock as determined pursuant to a reasonable application of a reasonable method adopted by the Committee in good faith for such purpose, which shall be conclusive and binding on all persons; provided, however, that the Fair Market Value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2) and the Fair Market Value of Company Stock subject to a Nonstatutory Stock Option shall be determined in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv).

(q) Good Reason. If the Participant is a party to an employment agreement or consulting agreement with the Company or an Affiliate and such agreement provides for a definition of Good Reason, the definition contained therein. If no such agreement exists or if such agreement does not define Good Reason, the definition of Good Reason contained in the Award Agreement. In all other cases, Good Reason shall mean the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary unless any such base salary reduction is proportionate to reductions in base salaries of other similarly situated employees of the Company or an Affiliate; or (iii) a geographical relocation of the Participant’s principal office location by more than thirty (30) miles.

(r) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for, favorable federal income tax treatment under, Section 422 of the Code, and is so designated.

(s) Nonstatutory Stock Option. An Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option.

(t) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(u) Participant. Any eligible Award recipient who is granted an Award under the Plan.

(v) Performance Goal. Performance Goal means one or more performance measures or goals set by the Committee in its discretion for each grant of an Award subject to performance-based conditions. The extent to which such performance measures or goals are met will determine the amount or value of such Award that a Participant is entitled to exercise, receive or retain. The Committee shall determine the performance period during which a Performance Goal must be met, and attainment of Performance Goals shall be determined by the Committee.

(w) Plan. National Bankshares, Inc. 2023 Stock Incentive Plan.

(x) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(y) Restricted Stock Unit. An Award, designated as a Restricted Stock Unit under the Plan, that represents the right to receive Company Stock and/or cash in lieu thereof upon the terms and subject to the restrictions set forth in Section 7 and which, unless otherwise expressly provided, is valued by reference to the Fair Market Value of a share of Company Stock.

(z) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(aa) Stock Award. Company Stock awarded to a non-employee member of the Board or the board of directors of an Affiliate as a fee or retainer for service, including annual or other grants made pursuant to a director compensation policy or arrangement, pursuant to Section 8.

(bb) 10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.

3. Shares Subject to the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 13, and subject to Section 3(b) and 3(c), a total of 120,000 shares of Company Stock may be issued pursuant to Awards under the Plan. All 120,000 of Company Stock issuable under the Plan may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject to disqualifying dispositions within in the meaning of Sections 421 and 422 of the Code).

(b) Lapsed Awards or Forfeited Shares. Any shares of Company Stock subject to an Award (or portion of an Award) that is canceled, forfeited or expires prior to exercise, vesting or settlement, shall again become available for issuance under the Plan.

(c) No Recycling of Shares as Payment of Exercise Price or Taxes. Shares of Company Stock subject to an Award shall not again be made available for issuance or delivery under the Plan, and shall count against Shares available for future Awards, if such shares are tendered, withheld or otherwise used in payment of an Option exercise price or to satisfy Applicable Withholding Taxes or any other amount of tax withholding with respect to the Award.

(d) Per-Participant Annual Limits. The maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any Participant shall not exceed 40,000 shares in the aggregate; provided, that the maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any non-employee director of the Company or an Affiliate shall not exceed that number with an aggregate Fair Market Value as of the Date of Grant of $75,000. If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual share limit set forth in this Section 3(d).

4. Stock Options.

(a) Option Grant. Whenever the Committee deems it appropriate to grant Options, an Award Agreement shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject, including the minimum vesting provisions of Section 17. The Award Agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares. Incentive Stock Options may be granted to employees of the Company or an Affiliate. Non-employee directors and Consultants shall not be eligible to receive Incentive Stock Options. No Option (or portion thereof) that is intended to be an Incentive Stock Option shall be invalid for failure to so qualify, but instead such Option (or portion thereof) shall constitute a Nonstatutory Stock Option.

(b) Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Term. The Committee shall establish the term of each Option in the Participant’s Award Agreement. The term of an Option shall not be longer than ten (10) years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five (5) years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Award Agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.

(d) Time of Exercise.

(i) During Participant’s Employment or Service. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s Award Agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.

(ii) After Participant’s Termination of Employment or Service. The Committee shall set forth in the Participant’s Award Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (A) (i) three (3) months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one (1) year from the Participant’s termination of employment on account of Disability or death; or (B) the expiration of the Option’s term. The Award Agreement may provide for various conditions with respect to the exercise of the Option after termination of employment, including, but not limited to, compliance with noncompetition, nonsolicitation and confidentiality covenants.

(iii) After Participant’s Death. If a Participant dies and if the Participant’s Award Agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death during the time period specified in the Award Agreement, but not later than the expiration of the Option’s term.

The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

(e) Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and its Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

5. Method of Exercise of Options.

(a) Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b) Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations, restrictions and administrative requirements as the Committee, in its discretion, deems advisable:

(i) in cash or by check, payable to the order of the Company;

(ii) by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant for such period of time, if any, required to avoid a charge to earnings for financial accounting purposes;

(iii) if provided in an Award Agreement, by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”) for an option not intended to be an Incentive Stock Option and, if required by the Committee, Applicable Withholding Taxes;

(iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or

(v) by any combination of the above permitted forms of payment.

(c) Delivery of Shares; No Shareholder Rights. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option (or equivalent book-entry share) any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights (including, without limitation, voting rights or rights to dividends) with respect to shares acquired upon the exercise of an Option until the Participant has exercised the Option and has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s stock transfer agent) for the shares of Company Stock acquired. Further, no dividend equivalents shall be payable with respect to shares of Company Stock subject to an Option.

(d) Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

6. Restricted Stock Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, an Award Agreement shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. Alternatively, the Committee may determine that the Restricted Stock shall be held by the Company rather than delivered to the Participant pending the release of the applicable restrictions. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) Restrictions on Transferability and Vesting. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, subject to the minimum vesting provisions of Section 17, including restrictions relating to continued service and/or achievement of Performance Goals. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability and vesting set forth in paragraph (b) above shall lapse, subject to the minimum vesting provisions of Section 17. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance objectives, the lapsing of such restrictions as a result of the Disability or death of the Participant, the occurrence of a Change in Control, or certain terminations of employment in connection with a Change in Control or otherwise.

(d) Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award Agreement and in the Plan. In other respects, unless otherwise provided in the Award Agreement, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon; provided, that any cash dividends and stock dividends with respect to Restricted Stock shall be withheld by the Company for the Participant’s account unless and until the underlying shares of Restricted Stock vest. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. To the extent stock certificates are delivered to the Participant, the certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award Agreement.

7. Restricted Stock Unit Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Unit Award, an Award Agreement shall be given to the Participant stating the number of Restricted Stock Units in the Award, the Date of Grant, and the terms and conditions to which the Award is subject. No shares of Company Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such award. A Restricted Stock Unit Award may be made by the Committee in its discretion without cash consideration.

(b) Restrictions on Vesting. The Committee may place such restrictions on the vesting and settlement of Restricted Stock Units as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of Performance Goals, subject to the minimum vesting provisions of Section 17. Restricted Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

(c) Rights of the Participant. A Participant shall have no voting rights with respect to Restricted Stock Units. At the discretion of the Committee, to the extent set forth in the Award Agreement each Restricted Stock Unit (representing one share of Company Stock) may be credited with dividend equivalents reflecting dividends actually paid on one share of Company Stock, subject to vesting and settlement of such Restricted Stock Unit. Upon settlement of such Restricted Stock Unit, any dividend equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such accumulated dividend equivalents to the Participant. If such Restricted Stock Unit is forfeited, the Participant shall have no right to such accumulated dividend equivalents.

(d) Settlement. Unless otherwise provided in the Award Agreement, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Company Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares for which the Restricted Stock Unit vested multiplied by the Fair Market Value of a share of Company Stock on the vesting date, or a combination thereof as determined by the Committee.

8. Stock Awards. Whenever the Committee deems it appropriate to grant a Stock Award to a non-employee member of the Board or the board of directors of an Affiliate, such Stock Award may be granted and, if desired by the Committee, an Award Agreement shall be given to the Participant stating the number of shares of unrestricted Company Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject, if any. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to any terms imposed by the Plan and the Committee, as soon as practicable after the Date of Grant. A Stock Award may be made by the Committee in its discretion without cash consideration.

9. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates or book-entry shares (or, in the case of Restricted Stock, Restricted Stock Units and Stock Awards, no stock certificates or book-entry shares free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock from the shares otherwise deliverable under the Award, in either case with respect to which the Company has a statutory obligation to withhold taxes, up to the maximum tax rate applicable to the Participant, as determined by the Committee. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

10. Nontransferability of Awards.

(a) General Rule. Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Incentive Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

(b) Limited Transferability. Notwithstanding the provisions of Section 10(a) and subject to federal and state securities laws, the Committee may on a case-by-case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Award Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

11. No Option Repricing. Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority to amend or modify the exercise price of any outstanding Option, or to cancel an outstanding Option, at a time when the exercise price of the Option is greater than the Fair Market Value of a share of Company Stock in exchange for cash, another Award or other securities, except in connection with a change in capital structure or corporate transaction involving the Company in accordance with Section 13 or Section 15.

12. Duration, Amendment or Modification of the Plan.

(a) Duration. If not sooner terminated by the Board, the Plan shall terminate at the close of business on March 7, 2033. Awards outstanding on the date of such termination shall remain valid in accordance with their terms.

(b) Amendment and Modification. The Board may at any time terminate, suspend, amend or modify the Plan. Any such amendment or modification may be without shareholder approval, except to the extent that such shareholder approval is required by the Code, pursuant to the rules under Section 16 of the Act, by any national securities exchange or stock market system on which shares of Company Stock is then listed or quoted, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Awards outstanding on the date of such action shall remain valid in accordance with their terms.

(c) Amendments to Awards. Subject to the terms and provisions and within the limitations of the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any outstanding Award on either a prospective or retroactive basis; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or other holder of an outstanding Award shall not be effective without the consent of the affected Participant or holder.

13. Change in Capital Structure.

(a) Effect of Change in Capital Structure. In the event of changes in the outstanding shares of Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization occurring after the Date of Grant of any Award, the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the per Participant maximums provided for in Section 3, the exercise price of Options, and other relevant provisions shall be equitably adjusted by the Committee, whose determination shall be binding on all persons, as to the number, price or kind of consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) Authority. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

14. Termination of Employment or Service. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the termination of employment or service of a Participant and may provide such terms and conditions in the Award Agreement or in such rules and policies as it may prescribe. If the terms of an Award provide that the Award will be exercisable, or become vested, or that payment will be made thereunder only if the Participant completes a stated period of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

15. Change in Control.

(a) In the event of a Change in Control, the Committee, as constituted before such Change in Control, shall provide for an outstanding Award to become fully vested, settled, and/or exercisable (in full for time-based Awards and at the greater of target or actual performance levels for performance-based Awards) in the event the Award is not assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control; and shall cause any such assumption or substitution to provide that the assumed or substituted Award shall become fully vested, settled, and/or exercisable (in full for time-based Awards and at the greater of target or actual performance levels for performance-based Awards) in the event of an involuntary termination of employment without Cause or for Good Reason on or within twelve (12) months following the occurrence of a Change in Control. In addition, the Committee shall make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award.

(b) Notwithstanding any other provision of the Plan or an Award Agreement, in the case of any Option with an exercise price that equals or exceeds the price paid or consideration to be received for a share of common stock in connection with a Change in Control, the Committee may cancel the Option upon at least ten (10) days’ advance notice to the affected persons without the payment of consideration therefor.

(c) The obligations of the Company under the Plan and any Award Agreements shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16. Administration of the Plan.

(a) The Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist of “independent” directors for purposes of any relevant stock exchange listing standards. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards, and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Date of Grant, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.

(b) Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine: (i) which eligible persons shall receive an Award and the nature of the Award; (ii) the number of shares of Company Stock to be covered by each Award; (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options; (iv) the Fair Market Value of Company Stock; (v) the time or times when an Award shall be granted; (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested; (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, including conditions relating to attainment of Performance Goals; (viii) whether to make one or more adjustments to a Performance Goal, or any element thereof, as it determines to be appropriate; (ix) whether a Change in Control has occurred; (x) factors relevant to the lapse of restrictions, vesting, exercise and settlement of Awards; (xi) when Options may be exercised; (xii) whether to approve a Participant’s election with respect to Applicable Withholding Taxes; (xiii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted; (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan; (xv) whether to accelerate vesting of an Award; and (xvi) any additional requirements relating to Awards that the Committee deems appropriate.

(c) Action by the Committee. The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award Agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award Agreement. The interpretation and construction of any provisions of the Plan or an Award Agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d) Delegation. The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

17. Minimum Vesting Period. Except as provided in the following sentence, Awards with respect to 95% of the shares of Company Stock issuable under the Plan will be subject to a minimum one-year vesting period from the Date of Grant; provided, however, nothing in this Section 17 shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 16(b)(xv) above. Notwithstanding the foregoing, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the minimum one-year vesting period if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the minimum one-year vesting period.

18. Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19. Section 409A. The Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and Treasury Regulations thereunder (“Section 409A”), and the Plan’s terms and the terms of any Award Agreement, including any definition contained in the Plan or an Award Agreement, shall be administered and construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. For purposes of Section 409A, each payment under the Plan shall be deemed to be a separate payment.

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any payment is subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under the Plan would cause a violation of Section 409A, then any amounts or benefits payable under the Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six (6) months and one day following the Participant’s separation from service or (2) the date of the Participant’s death.

20. Tax Consequences. Nothing in the Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under the Plan. Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

21. Clawback. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, rule or regulation (including but not limited to Section 954 of the Dodd-Frank Act), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, rule or regulation (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement, rule or regulation). Further, the Company shall have the right to recover from a Participant time-based and performance-based Awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company or any Affiliate from time to time, related to a financial restatement by the Company or otherwise. This Section 21 shall not limit the Company’s right to revoke or cancel an Award or take other action against a Participant for any other reason, including, but not limited to, misconduct.

22. Interpretation and Governing Law. The terms of the Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, in the opinion of the Committee or of counsel selected by the Committee, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect and no shares of Company Stock shall be issued thereunder.

23. Banking, Statutory and Regulatory Provisions. The Plan and all Awards granted under the Plan, and the issuance of any Company Stock thereunder, shall be subject to any condition, limitation or prohibition under any Virginia or federal statutory or regulatory policy, rule or regulation, or any requirement, rule or regulation of any stock exchange or stock market on which Company Stock is listed or quoted, to which the Company or an Affiliate is subject.

24. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an employee with or without notice and with or without Cause, (ii) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of Virginia in the case of the Company or the corporate law of the jurisdiction in which an Affiliate is incorporated, as the case may be, or (iii) the service of a Consultant for any reason at any time. Further, the grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration or to make further grants to the employee at any time thereafter.

25. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates. In addition, if a Participant’s employment or service is terminated for Cause, then as of the date of the misconduct, any Option held by the Participant shall terminate, and any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited.

26. Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Company Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

27. Non-Uniform Treatment. The Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

28. Beneficiary Designation. A Participant may designate a beneficiary to receive any Options that may be exercised after death or to receive any other Award that may be paid after his death, as provided for in the Award Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated beneficiary dies prior to the Participant, or in the event that no beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.

29. Rules of Construction. Each use herein of one gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. Descriptive headings as to the contents of particular Sections are for convenience only and do not control or affect the meaning, construction or interpretation of the Plan.

30. Creditors. The interests of any Participant under the Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

31. Unfunded Status of the Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

APPENDIX B

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

Under applicable SEC rules and regulations, members of the Board of Directors, the Board’s nominees, and certain officers and other employees of the Company are considered to be “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The names of the Company’s directors and nominees are set forth below. Their principal occupations are set forth under the section titled “Proposal 1: Election of Directors” in the proxy statement. The business address of each of these individuals for this purpose is National Bankshares, Inc., 101 Hubbard Street, Blacksburg, Virginia 24060.

Name	Role
Charles E. Green, III	Director Nominee
Mildred R. Johnson	Director Nominee
William A. Peery	Director Nominee
James C. Thompson	Director Nominee
Lawrence J. Ball	Director
F. Brad Denardo	Director
John E. Dooley	Director
Michael E. Dye	Director
Norman V. Fitzwater, III	Director
Mary G. Miller	Director
Glenn P. Reynolds	Director

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are considered to be “participants.” The principal occupation refers to such person’s position with the Company and the Bank. The business address of each of these individuals for this purpose is National Bankshares, Inc., 101 Hubbard Street, Blacksburg, Virginia 24060.

Name	Position
F. Brad Denardo	President and Chief Executive Officer
Lora M. Jones	Senior Vice President and Chief Financial Officer
Paul M. Mylum	Executive Vice President and Chief Lending Officer
Lara E. Ramsey	Executive Vice President and Chief Operating Officer
David K. Skeens	Senior Vice President and Senior Operations, Risk and Technology Officer

Information Regarding Ownership of the Company’s Securities by Participants

The shares of the Company’s common stock beneficially owned by directors and named executive officers as of March 8, 2023 is set forth under the section titled “Stock Ownership of Directors and Executive Officers” in the proxy statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following tables set forth purchases and sales of the Company’s common stock during the period from January 1, 2021 to March 21, 2023 by each of the persons listed above. No part of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Shares	Transaction Description
Lawrence J. Ball	6/18/2021	1,000	Purchase
Lawrence J. Ball	2/18/2022	3	Purchase
Lawrence J. Ball	2/22/2022	497	Purchase
Lawrence J. Ball	4/27/2022	500	Purchase
Lawrence J. Ball	3/15/2023	500	Purchase
Lawrence J. Ball	3/16/2023	500	Purchase
Lawrence J. Ball	3/20/2023	1,000	Purchase
F. Brad Denardo	12/31/2021	825	Acquisition by ESOP
F. Brad Denardo	12/31/2022	1,521	Acquisition by ESOP
F. Brad Denardo	2/27/2023	202	Purchase
F. Brad Denardo	2/27/2023	476	Purchase
John E. Dooley	2/18/2021	1,000	Purchase
John E. Dooley	6/1/2021	150	Acquisition by Dividend Reinvestment
John E. Dooley	6/15/2021	500	Purchase
John E. Dooley	12/1/2021	164	Acquisition by Dividend Reinvestment
John E. Dooley	12/20/2021	750	Purchase
John E. Dooley	4/25/2022	587	Purchase
John E. Dooley	4/26/2022	413	Purchase
John E. Dooley	6/1/2022	225	Acquisition by Dividend Reinvestment
John E. Dooley	12/1/2022	208	Acquisition by Dividend Reinvestment
John E. Dooley	3/17/2023	450	Purchase
Michael E. Dye	4/27/2022	200	Purchase
Norman V. Fitzwater, III	5/20/2021	332	Purchase
Norman V. Fitzwater, III	4/26/2022	1,000	Purchase
Charles E. Green, III	5/28/2021	1,000	Purchase
Charles E. Green, III	6/10/2021	1,000	Purchase
Charles E. Green, III	3/21/2023	1,000	Purchase
Mildred R. Johnson	6/1/2021	4	Acquisition by Dividend Reinvestment
Mildred R. Johnson	12/1/2021	4	Acquisition by Dividend Reinvestment
Mildred R. Johnson	6/1/2022	4	Acquisition by Dividend Reinvestment
Mildred R. Johnson	12/1/2022	4	Acquisition by Dividend Reinvestment
Mildred R. Johnson	3/6/2023	1,759	Purchase
Lora M. Jones	12/31/2021	141	Acquisition by ESOP
Lora M. Jones	12/31/2022	246	Acquisition by ESOP
Mary G. Miller	6/17/2021	500	Purchase
Mary G. Miller	9/14/2021	500	Purchase
Mary G. Miller	5/20/2022	250	Purchase
Mary G. Miller	3/9/2023	160	Purchase
Mary G. Miller	3/15/2023	90	Purchase
Paul M. Mylum	12/31/2021	237	Acquisition by ESOP
Paul M. Mylum	12/31/2022	363	Acquisition by ESOP
William A. Peery	—	—	—
Lara E. Ramsey	12/31/2021	303	Acquisition by ESOP
Lara E. Ramsey	12/31/2022	531	Acquisition by ESOP
Lara E. Ramsey	4/25/2022	142	Purchase
Lara E. Ramsey	3/17/2023	70	Purchase
Glenn P. Reynolds	9/02/2021	222	Purchase
Glenn P. Reynolds	9/07/2021	778	Purchase
David K. Skeens	12/31/2021	483	Acquisition by ESOP
David K. Skeens	12/31/2022	875	Acquisition by ESOP
James C. Thompson	—	—	—

Miscellaneous Information Concerning Participants

Except as described in this Appendix B or in the proxy statement, no associate of any person identified above as a participant beneficially owns any shares of common stock or other securities of the Company. Furthermore, except as described in this Appendix B or in the proxy statement, no participant or any of his or her associates, is either a party to any transactions or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, (i) in which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, or (iii) in which any such person or any of his or her associates had or will have a direct or indirect material interest.

Except as described in this Appendix B or in the proxy statement, no participant or any of his or her associates has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix B or in the proxy statement, there are no contracts, arrangements or understandings by any of the participants within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix B or in the proxy statement, none of the participants owns beneficially any securities of any subsidiary of the Company.

Except as described in this Appendix B or in the proxy statement, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. There are no material proceedings to which any participant or any associate of any such person is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

c/o GEORGESON LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Universal Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Annual Meeting at, The Inn at VirginiaTech 901 Prices Fork Road, Blacksburg, Virginia 24061 on May 9, 2023 at 3:00 p.m. Eastern Time

THIS IS THE WHITE PROXY CARD

Please detach at perforation before mailing.

NATIONAL BANKSHARES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 9, 2023	UNIVERSAL PROXY CARD

The undersigned hereby appoints Lindsay Coleman and L. Allen Bowman, and each of them as proxies for the undersigned, with full power of substitution and power to act alone, to act and to vote all shares of National Bankshares, Inc. (the “Company”) common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2023, at 3:00 p.m., Eastern Time at The Inn at Virginia Tech, 901 Prices Fork Road, Blacksburg, Virginia 24061, and at any adjournment or postponement thereof.

If you do not provide voting instructions, your proxy will be voted FOR all four (4) Company Nominees in Proposal 1, FOR Proposals 2, 3 and 5, and 1 Year in Proposal 4.

VOTE VIA THE INTERNET: www.proxy-direct.com

NAT_33233_032123

PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

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EVERY VOTE IS IMPORTANT

IF YOU VOTE ON THE INTERNET, YOU NEED NOT

RETURN THIS UNIVERSAL PROXY CARD

THIS IS THE WHITE PROXY CARD

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:

A	Proposals	The Board of Directors recommends a vote “FOR” all four (4) Company Nominees and NOT to vote for any of the two (2) Driver Nominees opposed by the Company listed in Proposal 1, and to vote “FOR” Proposals 2 ,3, and 5, and “1 Year” in Proposal 4.

1.

Election of four (4) class III directors to serve for a three-year term to expire at the Annual Meeting of Shareholders in 2026, as set forth in the Proxy Statement. Vote “FOR” up to four (4) nominees in total. You are permitted to vote “FOR” fewer than four (4) nominees. If you vote “FOR” fewer than four (4) nominees, your shares will only be voted FOR those nominees you have so marked. If you vote “FOR” more than four (4) nominees, all of your votes on Proposal 1 will be invalid and will not be counted.

DO NOT VOTE FOR MORE THAN FOUR (4) NOMINEES

COMPANY NOMINEES:								**DRIVER NOMINEES OPPOSED BY THE COMPANY
The Board of Directors recommends a vote “FOR” the following four (4) Company Nominees:								The Board of Directors recommends that you do NOT vote for any of the following two (2) Driver Nominees:

		FOR	WITHHOLD			FOR	WITHHOLD			FOR	WITHHOLD
01.	Charles E. Green, III	☐	☐	03.	William A. Peery	☐	☐	05.	J. Abbott R. Cooper**	☐	☐
02.	Mildred R. Johnson	☐	☐	04.	James C. Thompson	☐	☐	06.	Nicholas T. Cullen III**	☐	☐

										FOR	AGAINST	ABSTAIN
2.	Approval of the National Bankshares, Inc. 2023 Stock Incentive Plan.									☐	☐	☐

										1YEAR	2YEARS	3YEARS	ABSTAIN
3.	Advisory (non-binding) vote to approve executive compensation.									☐	☐	☐	☐

										FOR	AGAINST	ABSTAIN
4.	Advisory (non-binding) vote on the frequency of future shareholder votes to approve executive compensation.									☐	☐	☐

										FOR	AGAINST	ABSTAIN
5.	Ratification of the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2023.									☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Instructions: Please sign exactly as your name(s) appear(s) on this Universal Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, or other fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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